UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

☒ Filed by the Registrant

Filed by a Party other than the Registrant

Check the appropriate box:

☐ Preliminary Proxy Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2)

☒ Definitive Proxy Statement

☐ Definitive Additional Materials

☐ Soliciting Material Pursuant to §240.14a-12

FATHOM DIGITAL MANUFACTURING CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒ No fee required.

☐ Fee paid previously with preliminary materials.

☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

Fathom Digital Manufacturing Corporation

1050 Walnut Ridge Drive

Hartland, WI 53029

Dear Stockholder, May 25, 2023

You are cordially invited to attend the 2023 Annual Meeting of Stockholders (the “Annual Meeting”) of Fathom Digital Manufacturing Corporation (“Fathom” or the “Company”) to be held on July 11, 2023, at 10:00 a.m. Central Time, virtually at www.virtualshareholdermeeting.com/FATH2023. The Annual Meeting will be held in a virtual meeting format only. You will not be able to attend the Annual Meeting physically.

You are being asked at the Annual Meeting to vote on the following matters:

•
election of three incumbent Class I Directors for three-year terms expiring in 2026 (Proposal 1);
•
ratification of Grant Thornton LLP as our independent registered public accounting firm for our 2023 fiscal year (Proposal 2);
•
approval of an amendment to the Company’s Certificate of Incorporation (the “Charter”) to reflect new Delaware law provisions regarding senior officer exculpation (Proposal 3);
•
approval of an amendment to the Charter to provide our Board of Directors with discretionary authority to effect a reverse stock split of our Class A and Class B common stock (Proposal 4); and
•
transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

Your interest in the Company and your vote are very important to us. The enclosed proxy materials contain detailed information regarding the business that will be considered at the Annual Meeting. It is important that all stockholders participate in the affairs of the Company, regardless of the number of shares owned. You may authorize your proxy via the Internet or telephone or, if you received a paper copy of the proxy materials, by mail by completing and returning the proxy card. Instructions for voting can be found on your notice of internet availability or proxy card. To be admitted to the Annual Meeting at www.virtualshareholdermeeting.com/FATH2023, you must enter the 16-digit control number found on your proxy card, voting instruction form or notice you will receive. You may vote during the Annual Meeting by following the instructions available on the meeting website during the meeting.

If you hold shares of the Company’s Class A common stock in “street name” through a broker, bank or other nominee, you must follow the instructions provided by your broker, bank or other nominee regarding how to instruct your broker, bank or other nominee to vote your shares, or obtain a proxy in your name from your broker, bank or other nominee.

We encourage you to vote your shares prior to the Annual Meeting. You may vote your shares through one of the methods described in the enclosed proxy statement. We strongly urge you to read the accompanying proxy statement carefully and to vote FOR the Class I Director nominees proposed by the Board of Directors, FOR ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for our 2023 fiscal year and FOR the other proposals by following the voting instructions contained in the proxy statement.

On behalf of the Company and our Board, I would like to express our appreciation for your ongoing interest in Fathom Digital Manufacturing Corporation.

Sincerely, TJ Chung Chairman of the Board

This proxy statement is dated May 25, 2023, and is first being made available to stockholders via the Internet on or about May 25, 2023.

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Fathom Digital Manufacturing Corporation

1050 Walnut Ridge Drive

Hartland, WI 53029

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JULY 11, 2023

TIME	10:00 a.m. Central Time
VIRTUAL MEETING DETAILS	www.virtualshareholdermeeting.com/FATH2023
ITEMS OF BUSINESS
(1)
Election of the three incumbent Class I Directors to serve on the Board of Directors for three-year terms expiring at the 2026 Annual Meeting of Stockholders once their respective successors have been duly elected and qualified or until their earlier resignation or removal (Proposal 1);

(2) Ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for our 2023 fiscal year (Proposal 2);
(3) Approval of an amendment to the Company’s Certificate of Incorporation (the “Charter”) to reflect new Delaware law provisions regarding senior officer exculpation (Proposal 3);
(4) Approval of an amendment to the Charter to provide our Board of Directors with discretion to effect a reverse stock split of our Class A and Class B common stock (Proposal 4); and
(5) To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.
RECORD DATE	You are entitled to vote only if you were a stockholder of record at the close of business on May 12, 2023.
PROXY VOTING

It is important that your shares be represented and voted at the Annual Meeting. Whether or not you plan to attend the Annual Meeting, we urge you to vote online at www.proxyvote.com or via telephone by calling the toll-free number found on your proxy card or voting instructions form or complete and return a proxy card (no postage is required).

The Annual Meeting will be held in a virtual meeting format only. You will not be able to attend the Annual Meeting physically. To be admitted to the Annual Meeting at www.virtualshareholdermeeting.com/FATH2023, you must enter the 16-digit control number found on your proxy card, voting instruction form or notice you will receive. You may vote during the Annual Meeting by following the instructions available on the meeting website during the meeting.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be Held on July 11, 2023: As permitted by rules adopted by the Securities and Exchange Commission, rather than mailing a full paper set of these proxy materials, we are mailing to many of the holders of our Class A common stock only a notice of internet availability of proxy materials containing instructions on how to access these proxy materials and submit their respective proxy votes online. This proxy statement, our 2022 Annual Report on Form 10-K, as amended, and the proxy card are available at www.proxyvote.com. You will need your notice of internet availability or proxy card to access these proxy materials.

By Order of the Board of Directors, Mark Frost Secretary

Hartland, Wisconsin
May 25, 2023

CERTAIN DEFINITIONS

Annual Report	Refers to our annual report on Form 10-K for the fiscal year ended December 31, 2022 filed with the SEC on April 7, 2023, as amended by the Form 10-K/A of Fathom filed with the SEC on May 1, 2023.
Altimar II	Refers to Altimar Acquisition Corp. II, a blank check company incorporated as a Cayman Islands exempted company.
Altimar Founders	Refers to Altimar Sponsor and certain equityholders of Altimar.
Altimar Sponsor	Refers to Altimar Sponsor II, LLC, a Delaware limited liability company.
Business Combination	Refers to the transactions contemplated by the Business Combination Agreement, which were completed on December 23, 2021.
Business Combination Agreement or BCA

Refers to the agreement dated as of July 15, 2021 (as the same has been or may be amended, modified, supplemented or waived from time to time), by and among Altimar II, Fathom OpCo and the other parties thereto.

Bylaws	Refers to the Amended and Restated Bylaws of the Company, adopted as of December 23, 2021.
Charter	Refers to the Company’s Certificate of Incorporation filed with the Delaware Secretary of State on December 23, 2021.
Class A Shares	Refers to the Class A common stock, par value $0.0001 per share, of Fathom.
Class B Shares	Refers to the Class B common stock, par value $0.0001 per share, of Fathom.
Continental	Refers to our stock transfer agent, Continental Stock Transfer & Trust Company.
CORE Investors	Refers to CORE Industrial Partners Fund I, L.P. and CORE Industrial Partners Fund I Parallel, L.P.
DGCL	Refers to the Delaware General Corporation Law, as amended.
Exchange Act	Refers to the U.S. Securities Exchange Act of 1934, as amended.
Fathom, the Company, the firm, we, us and our	Refers to Fathom Digital Manufacturing Corporation and its consolidated subsidiaries.
Fathom OpCo	Refers to Fathom Holdco, LLC, a Delaware limited liability company, the consolidated subsidiary of Fathom through which Fathom’s business is conducted.
Financial Statements	Refers to our consolidated and combined financial statements included in our Annual Report.
Investor Rights Agreement	Refers to the Investor Rights Agreement, dated as of December 23, 2021, by and among the Company, the CORE Investors and the other parties thereto.
NYSE	Refers to the New York Stock Exchange.
SEC	Refers to the U.S. Securities and Exchange Commission.
Securities Act	Refers to the U.S. Securities Act of 1933, as amended.
Tax Receivable Agreement or TRA

Refers to the Tax Receivable Agreement dated as of December 23, 2021 by and among Fathom, Fathom OpCo and the other parties thereto, or the amendment and restatement thereof dated as of April 4, 2023, as the context requires.

Fathom Digital Manufacturing Corporation

1050 Walnut Ridge Drive

Hartland, WI 53029

PROXY STATEMENT
FOR THE 2023 ANNUAL MEETING OF STOCKHOLDERS

The board of directors (the “Board”) of Fathom Digital Manufacturing Corporation, a Delaware corporation (“Fathom,” the “Company,” “we,” “us” or “our”), has prepared this proxy statement to solicit your proxy to vote upon certain matters at the Company’s 2023 Annual Meeting of Stockholders (the “Annual Meeting”).

These proxy materials contain information regarding the Annual Meeting, to be held on July 11, 2023, beginning at 10:00 a.m. Central Time, electronically at www.virtualshareholdermeeting.com/FATH2023, and at any adjournment or postponement thereof. The Annual Meeting will be held in a virtual meeting format only. You will not be able to attend the Annual Meeting in person. To be admitted to the Annual Meeting at www.virtualshareholdermeeting.com/FATH2023, you must enter the 16-digit control number found on your proxy card, voting instruction form or notice you will receive. You may vote during the Annual Meeting by following the instructions available on the meeting website during the meeting. As permitted by the rules adopted by the Securities and Exchange Commission (the “SEC”), rather than mailing a full paper set of these proxy materials, we are mailing to the holders of our Class A Shares only a notice of internet availability of proxy materials (the “Notice”) containing instructions on how to access and review these proxy materials and submit their respective proxy votes online. If you receive the Notice and would like to receive a paper copy of these proxy materials, you should follow the instructions for requesting such materials located at www.proxyvote.com.

QUESTIONS ABOUT THE ANNUAL MEETING AND THESE PROXY MATERIALS

It is anticipated that we will begin mailing the Notice, and that these proxy materials will first be made available online to our stockholders, on or about May 25, 2023. For those stockholders receiving paper materials, it is also anticipated that we will begin mailing this proxy statement, the proxy card, and our 2022 Annual Report on Form 10-K, as amended (the “Annual Report”) on or about May 25, 2023. The information regarding stock ownership and other matters in this proxy statement is as of May 12, 2023 (the “Record Date”), unless otherwise indicated.

What may I vote on?

You may vote on the following proposals:

•
the election of the three incumbent Class I Directors to serve on the Board for three-year terms expiring at the 2026 Annual Meeting of Stockholders once their respective successors have been duly elected and qualified or until their earlier resignation or removal (Proposal 1);
•
the ratification of the appointment of Grant Thornton LLP (“GT”) as our independent registered public accounting firm for our 2023 fiscal year (Proposal 2);
•
the approval of an amendment to the Company’s Certificate of Incorporation (the “Charter”) to reflect new Delaware law provisions regarding senior officer exculpation (Proposal 3); and
•
the approval of an amendment to the Charter to provide our Board of Directors with discretion to effect a reverse stock split of our Class A and Class B Shares (Proposal 4).

THE BOARD RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE CLASS I DIRECTOR NOMINEES LISTED HEREIN, “FOR” THE RATIFICATION OF THE APPOINTMENT OF GT AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR OUR 2023 FISCAL YEAR, “FOR” THE APPROVAL OF AN AMENDMENT OF THE COMPANY’S CHARTER REGARDING SENIOR OFFICER EXCULPATION AND “FOR” APPROVAL OF AN AMENDMENT TO THE COMPANY’S CHARTER TO PROVIDE OUR BOARD WITH DISCRETION TO EFFECT A REVERSE STOCK SPLIT OF OUR CLASS A SHARES AND CLASS B SHARES.

Who may vote?

Stockholders of record of our Class A Shares and Class B Shares are entitled to receive the Notice and these proxy materials and to vote their respective shares at the Annual Meeting. The Record Date for determination of stockholders entitled to vote at the Annual Meeting is the close of business on May 12, 2023. As of the Record Date, there were 69,690,343 Class A Shares outstanding and 66,692,781 Class B Shares outstanding.

Holders of Class A Shares and Class B Shares vote as a single class on all matters presented to the Company’s stockholders for their vote or approval, except as otherwise required by our Charter and applicable law. Holders of our Class A Shares and Class B Shares are entitled to one vote for each share held of record by such holder on all matters on which stockholders generally are entitled to vote. For information about the holders of our Class A Shares and Class B Shares, please see “Proposal 1: Election of Three Incumbent Class I Directors—Controlled Company Exemption” and “Security Ownership of Certain Beneficial Holders and Management”

How do I vote?

We have elected to provide access to proxy materials over the Internet under the SEC’s “notice and access” rules to reduce the environmental impact and cost of the Annual Meeting. However, if you prefer to receive paper copies of our proxy materials, please follow the instructions included in the Notice. If you are attending the Annual Meeting electronically at www.virtualshareholdermeeting.com/FATH2023, you may vote during the Annual Meeting by following the instructions available on the meeting website during the meeting.

Stockholders of Record

If your Class A Shares and/or Class B Shares are registered directly in your name with our transfer agent, Continental Stock Transfer & Trust Company, you are considered a stockholder of record with respect to those shares. As a stockholder of record, you have the right to vote by proxy.

You may vote by proxy in any of the following three ways:

•
Internet. Go to www.proxyvote.com to use the Internet to transmit your voting instructions and for electronic delivery of information. Have your proxy card in hand when you access the website.
•
Phone. You can vote by proxy by calling the toll-free number found on your proxy card or voting instruction form. You will need to use the 16-digit control number included on the proxy card to vote by telephone. The availability of telephone voting may depend on the voting process of the organization that holds your shares.
•
Mail. Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided, or return it to Vote Processing c/o Broadridge Financial Solutions, Inc., 51 Mercedes Way, Edgewood, NY 11717.

Voting by any of these methods will not affect your right to attend the Annual Meeting and vote. However, for those who will not be voting electronically at www.virtualshareholdermeeting.com/FATH2023 at the Annual Meeting, your final voting instructions must be received by no later than 10:59 p.m. Central Time (11:59 p.m. Eastern Time) on July 11, 2023.

During the Annual Meeting, a list of stockholders entitled to vote will be available for examination at www.virtualshareholdermeeting.com/FATH2023. The list will also be available for 10 days prior to the Annual Meeting at our principal executive office at the address listed above on the cover page of this proxy statement.

Beneficial Owners

Most of the holders of our Class A Shares hold their shares through a broker, bank or other nominee, rather than directly in their own names. If you hold your Class A Shares in one of these ways, you are considered the beneficial owner of shares held in “street name,” and the Notice is being forwarded to you by your broker, bank or other nominee who is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker, bank or other nominee on how to vote. Your broker, bank or other nominee has enclosed a voting instruction form for you to use in directing the broker, bank or other nominee on how to vote your shares. Unless you provide specific voting instructions, your broker, bank or other nominee will only have the discretion to vote shares it holds on your behalf with respect to Proposal 2 (the ratification of GT as our independent registered public accounting firm for our 2023 fiscal year), but not with respect to Proposal 1 (the election of three incumbent Class I directors), Proposal 3 (approval of an amendment to the Charter to reflect new Delaware law provisions regarding senior officer exculpation), or Proposal 4 (approval of an amendment to the Charter to provide our Board with discretion to effect a reverse stock split of our Class A Shares and Class B Shares) as more fully described under “What is a broker ‘non-vote’?” below.

Can I change my vote?

Yes. If you are the stockholder of record, you may revoke your proxy before it is exercised by doing any of the following:

•
sending a letter to us stating that your proxy is revoked;
•
signing a new proxy and sending it to us; or

•
attending the Annual Meeting and voting.

Beneficial owners should contact their broker, bank or other nominee for instructions on changing their votes.

How many votes must be present to hold the Annual Meeting?

A “quorum” is necessary to hold the Annual Meeting. The stockholders holding a majority of the voting power of the outstanding Class A Shares and Class B Shares, represented either in person or by proxy, shall constitute a quorum for the purposes of the Annual Meeting. Abstentions and broker “non-votes” are counted as present and entitled to vote for purposes of determining a quorum.

How many votes are needed to approve the proposals?

A “quorum” is necessary to hold the Annual Meeting. The stockholders holding a majority of the voting power of the outstanding stock of the class or classes entitled to vote, represented either in person or by proxy, shall constitute a quorum for the purposes of the Annual Meeting. Abstentions and broker “non-votes” are counted as present and entitled to vote for purposes of determining a quorum.

Election of Directors:

You may vote “FOR,” “AGAINST” or “ABSTAIN” for Proposal 1 (election of directors). At the Annual Meeting, a “FOR” vote by a plurality of votes cast is required for the election of directors. For this purpose, the three director nominees receiving the highest number of shares voted “FOR” their election will be elected. Abstention votes and broker “non-votes” are not considered votes cast for the foregoing purpose and will have no effect on the election of the director nominees.

Other Proposals:

You may vote “FOR,” “AGAINST” or “ABSTAIN” for Proposal 2 (the ratification of GT as our independent registered public accounting firm for our 2023 fiscal year), Proposal 3 (approval of an amendment to the Charter to reflect new Delaware law provisions regarding senior officer exculpation) and Proposal 4 (approval of an amendment to the Charter to provide our Board with discretion to effect a reverse stock split of our Class A Shares and Class B Shares). At the Annual Meeting, a “FOR” vote by a majority of votes cast is required for passage of these Proposals. For this purpose, a majority of the votes cast means that the number of shares voted “FOR” a Proposal must exceed the number of votes cast “AGAINST” that Proposal. Abstentions and broker “non-votes” are not considered votes cast for the foregoing purpose and will have no effect on the vote for these Proposals.

Relationship Between Proposals 3 and 4

The proposed amendments to the Company’s Charter described in Proposals 3 and 4 are being presented separately for approval by our stockholders, and the approval or rejection of either of the proposals will not affect the other proposal.

Where can I find the voting results of the Annual Meeting?

The Company will announce preliminary voting results at the Annual Meeting and publish final results in a Current Report on Form 8-K filed with the SEC within four business days following the Annual Meeting.

What is a broker “non-vote?”

If you are a beneficial owner of Class A Shares held in “street name” and do not provide the broker, bank or other nominee that holds your shares with specific voting instructions, under the rules of various national and regional securities exchanges, the broker, bank or other nominee that holds your shares may generally vote on routine matters but cannot vote on non-routine matters. If the broker, bank or other nominee that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, such organization will inform the inspector of election that it does not have the authority to vote on this matter with respect to your shares. This is commonly referred to as a broker “non-vote.”

Proposal 1 (the election of three incumbent Class I directors) and Proposal 3 (the amendment to the Charter to reflect new Delaware law provisions regarding senior officer exculpation) are matters considered non-routine under applicable rules. A broker, bank or other nominee cannot vote your Class A Shares without your instructions on non-routine matters. For your vote of your Class A Shares to be counted in Proposal 1, Proposal 3 and Proposal 4, you will need to communicate your voting decisions to your broker, bank or other nominee before the date of the Annual Meeting using the voting instruction form provided by your broker, bank or other nominee.

Proposal 2 (the ratification of GT as our independent registered public accounting firm for our 2023 fiscal year) and Proposal 4 (approval of an amendment to the Charter to provide our Board with discretion to effect a reverse stock split of our Class A Shares and Class B Shares) are matters considered routine under applicable rules. A broker, bank or other nominee may generally vote your Class A Shares on routine matters without your specific voting instructions.

Who will count the votes?

Representatives of Broadridge Financial Solutions, Inc. will tabulate the votes and act as the inspector of election.

Will any other matters be acted on at the Annual Meeting?

As of the date of this proxy statement, we do not know of any other matters to be presented at the Annual Meeting. If any other matters properly come before the Annual Meeting, however, the persons named as proxies will be authorized to vote or otherwise act in accordance with their judgment.

Who pays for this proxy solicitation?

We will pay the expenses of soliciting proxies. In addition to solicitation by mail, proxies may be solicited in person or by telephone or other means by our directors or associates. We will reimburse brokers, banks and other nominees, custodians and fiduciaries for costs incurred by them in mailing these proxy materials to the beneficial owners of our common stock held of record by such persons.

Whom should I contact with other questions?

If you have additional questions about these proxy materials or the Annual Meeting, please contact Fathom Digital Manufacturing Corporation, Attn: Investor Relations, 1050 Walnut Ridge Drive, Hartland, WI 53029, Email: michael.cimini@fathommfg.com, Telephone: 262-563-5575.

PROPOSAL 1: ELECTION OF THREE INCUMBENT CLASS I DIRECTORS

Board Structure and the Nominees

Our Board currently consists of the ten directors listed below. Our directors are divided into three classes serving staggered three-year terms. Class I, Class II and Class III directors will serve until our annual meetings of stockholders in 2023, 2024 and 2025, respectively. At each annual meeting of stockholders, directors will be elected to succeed the class of directors whose terms have expired.

Name	Age	Director Class	Serving Since	Committee(s)
Carey Chen	50	III	December 2021	N/A
TJ Chung	59	III	December 2021	N/A
Dr. Caralynn Nowinski Collens	45	I	December 2021	Audit; Compensation
Adam DeWitt	49	I	December 2021	Audit; Nominating
David Fisher	53	III	December 2021	Compensation*; Nominating
Maria Green	70	II	December 2021	Compensation; Nominating
Peter Leemputte	65	II	December 2021	Audit*; Compensation
Ryan Martin	44	I	December 2021	N/A
John May	51	III	December 2021	N/A
Robert Nardelli	74	II	December 2021	Audit; Nominating*

*Chair

In connection with the Business Combination, we entered into an investor rights agreement with the CORE Investors. The Investor Rights Agreement grants the CORE Investors the right to designate nominees to our Board subject to the maintenance of certain ownership requirements, as more fully described in our public filings with the SEC.

Subject to the Investor Rights Agreement, our Board’s Nominating and Corporate Governance Committee (the “Nominating Committee”) identifies and recommends to our Board nominees for election to the Board at the next annual meeting. Except as otherwise expressly provided in the Charter, the holders of our Class A Shares and Class B Shares are entitled to vote on all matters on which stockholders of a corporation are generally entitled to vote under the Delaware General Corporation Law (“DGCL”), including the election of our Board.

In connection with the Annual Meeting, and upon recommendation of the Nominating Committee, the Board has nominated each of the incumbent Class I directors, Dr. Nowinski Collens and Messrs. DeWitt and Martin for election as Class I directors (collectively, the “Nominees”), each for a three-year term expiring at our 2026 Annual Meeting of Stockholders once their respective successors have been duly elected and qualified or until their earlier resignation or removal. The Company’s Charter and Amended and Restated Bylaws (the “Bylaws” and, together with the Charter, the “Organizational Documents”) provide that each director shall be elected by a plurality of the votes cast at a meeting of stockholders for the election of directors. Set forth below is information concerning our directors as of May 12, 2023, and the key experience, qualifications and skills they bring to the Board.

The CORE Investors beneficially own Class A Shares and Class B Shares representing approximately 62.9% of the voting power of the Company’s outstanding capital stock. As a result, the CORE Investors have the power to elect each of the nominees named in this proxy statement. The CORE Investors have indicated that they intend to vote FOR the election of each of the Class I Director Nominees named in this proxy statement at the Annual Meeting.

All of the Class I Director nominees have consented to being named in this proxy statement and to serve if elected. However, if any of the nominees becomes unable to serve, proxy holders will have discretion and authority to vote for another nominee proposed by the Board. Alternatively, the Board may reduce the number of directors to be elected at the Annual Meeting.

Nominees for Class I Directors (Current term expires at the 2023 Annual Meeting of Stockholders)

Independent Directors

Dr. Caralynn Nowinski Collens—Class I Director. Dr. Nowinski Collens has served as a director of Fathom since December 2021. Dr. Collens is the Chief Executive Officer of Dimension Inx, a next-generation biofabrication company developing regenerative medical implants that repair tissues and organs. Prior to Dimension Inx, Dr. Nowinski Collens co-founded UI LABS, a first-of-its-kind technology organization focused on the digital future of industries, building the organization from concept in late 2011 through launch in 2014. As Chief Executive Officer, she drove the creation and growth of MxD, the U.S. hub for digital manufacturing (formerly DMDII), and the City Tech Collaborative, building a network of 350+ partner organizations, deploying $100M across 75+ solution development projects, and ultimately spinning out MxD and City Tech as independent entities in 2019. After starting her first company while a joint medical/business student at the University of Illinois at Chicago, Dr. Nowinski Collens spent her early career in venture capital and corporate finance, primarily focused on technology-based university spin-outs. Dr. Nowinski Collens is the former Chairman of the Board of Directors of MxD and serves on the Executive Council of Granite Creek Capital Partners. She is also a long-time board director and current Chair of Imerman Angels (one-on-one cancer support) and the Vice Chair and Trustee of the Chicago Sunday Evening Club. Dr. Nowinski Collens holds a dual MD / MBA from the University of Illinois College of Medicine and a BS from Northwestern University.

Adam DeWitt—Class I Director. Mr. DeWitt has served as a director of Fathom since December 2021. Mr. DeWitt is the Chief Executive Officer of Grubhub Inc. where he has led all functions of the U.S. business since June 2021. Prior to this role, Mr. DeWitt was Grubhub’s President and Chief Financial Officer. During his tenure of a decade at the company, Grubhub’s annual revenues have grown from $20 million to more than $2 billion, and he led the company through its initial public offering in 2014. Before joining Grubhub, Mr. DeWitt was the Chief Financial Officer of publicly-held optionsXpress Holdings, Inc. Mr. DeWitt serves on the board of directors and audit committee of Ritchie Bros. Auctioneers Incorporated (NYSE: RBA), a marketplace for heavy industrial, agricultural and transportation equipment. He is also a member of the board of directors of The Joffrey Ballet, and is the treasurer and a member of the board of trustees of the Bernard Zell Anshe Emet Day School. Mr. DeWitt holds a B.A. in Economics from Dartmouth College.

Non-Independent Director

Ryan Martin—Class I Director and Chief Executive Officer. Mr. Martin has served as the Chief Executive Officer of Fathom since January 2019 and as a Director of Fathom since December 2021. During this time, he has led the company through unprecedented growth, digital transformation, and multiple add-on acquisitions, which have rapidly expanded Fathom into one of the largest privately held digital manufacturers in North America. Prior to his role at Fathom, he most recently spent over 13 years in leadership roles at General Electric Company (NYSE: GE) spanning across sales, marketing, product development and general management. In his last role at GE, he served as an Executive on the GE additive leadership team ("GE Additive"), where he led the integration and expansion of the commercial team which experienced exponential growth and record-breaking orders in 2018. He was also critical in the integration of two international acquisitions into GE Additive and led the commercialization of multiple new products that GE Additive brought to the market. Mr. Martin graduated with Honors from the Ivy College of Business at Iowa State University. He is also an active member of Young Presidents Organization.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE CLASS I DIRECTOR NOMINEES NAMED IN THIS PROXY STATEMENT.

Our Class II and Class III Directors (Current Terms Expire at the 2024 and 2025 Annual Meetings, Respectively)

Carey Chen—Class III Director. Mr. Chen has served as a director of Fathom since December 2021. Mr. Chen has served as a member of the Board of Directors Fathom OpCo since October 2019. He has served as President of Altix Corporation, a management consulting firm, since January 2023. Mr. Chen served as Chief Executive Officer of Cadrex Manufacturing Solutions from September 2021 to October 2022 and Chief Executive Officer of Incodema Group from August 2020 to September 2021. Immediately prior, he served as Executive Chairman and President of Cincinnati Incorporated from January 2015 to July 2020. Mr. Chen served as Vice President of Hypertherm, Inc. from 2006 to 2015, and held various operating and corporate roles including Vice President and General Manager – Light Industrial Businesses, Chief Financial Officer, and Chief Information Officer. Earlier in his career, Mr. Chen served as Vice President – Finance for Wiremold | Legrand (PARIS: LR.PA); Chief Financial Officer for Bayliner Marine Corp., a division of the Brunswick Corp. (NYSE: BC); and held various financial planning and strategic development roles for AlliedSignal, Inc. (NYSE: ALD). Mr. Chen currently serves as Chairman of the Board for Roberts Hawaii, Inc., and Hisco, Inc. He is also a Counselor of the American Welding Society and a Board Trustee of the American Welding Society Foundation. Mr. Chen holds an MBA from the University of Illinois at Urbana-Champaign, a B.S. in Applied Mathematics from the University of California at Los Angeles, and several U.S. patents.

TJ Chung—Class III Director. Mr. Chung has served as a director of Fathom since December 2021. Mr. Chung is a Founding Partner at CORE Industrial Partners. Before joining CORE, he spent 15 years as Chief Executive Officer / President of several high-growth electronics and technology businesses, all of which were private equity-backed or divisions of publicly traded corporations. He currently serves on the boards of Fathom OpCo, J&K Ingredients, Littlefuse (NASDAQ: LFUS), Airgain (NASDAQ: AIRG) and Mastercraft (NASDAQ: MCFT). Mr. Chung holds an MBA from Duke University’s Fuqua School of Business, a MS in Computer Science from North Carolina State University and a B.S. in Electrical Engineering from the University of Texas at Austin. He also serves on the advisory board of the Cockrell School of Engineering at the University of Texas at Austin and the advisory board of the Center of Entrepreneurship and Innovation at Duke University’s Fuqua School of Business.

David Fisher—Class III Director. Mr. Fisher has served as a director of Fathom since December 2021. Mr. Fisher has served as Chief Executive Officer and President of Enova International, Inc. (NYSE: ENVA), a provider of online financial services, since January 2013, and as Chairman of the Board of Directors of Enova since November 2014. From September 2011 to March 2012, Mr. Fisher served as Chief Executive Officer of optionsXpress Holdings, Inc. (“optionsXpress”), a retail online brokerage firm, and as Senior Vice President of Charles Schwab Corporation following its acquisition of optionsXpress. From October 2007 to September 2011, Mr. Fisher served as Chief Executive Officer of optionsXpress, from March 2007 to October 2007, as its President, and, from August 2004 to March 2007, as its Chief Financial Officer. Prior to joining optionsXpress, Mr. Fisher served as the Chief Financial Officer of Potbelly Sandwich Works from 2001 through 2004, of RBC Mortgage from 2000 through 2001 and of Prism Financial from December 1998 through January 2001. Mr. Fisher currently serves as a member of the board of directors GoHealth (NASDAQ: GOCO), a leading health insurance marketplace and Medicare-focused digital health company, and of FRISS, a provider of software solutions to insurance companies. He previously served on the board of directors of Just Eat Takeaway.com N.V., GrubHub, Inc. (NASDAQ: GRUB), Innerworkings, Inc. and Chicago Board Options Exchange. Mr. Fisher also serves on the Board of Trustees of the Museum of Science and Industry in Chicago. Mr. Fisher holds a B.S. in Finance from the University of Illinois at Urbana-Champaign and a J.D. from Northwestern University School of Law.

Maria Green—Class II Director. Ms. Green has served as a director of Fathom since December 2021. Ms. Green retired as Senior Vice President and General Counsel of Ingersoll Rand plc (NYSE: IR) in June 2019. Immediately prior to IR, she was Senior Vice President, General Counsel and Secretary at Illinois Tool Works (NYSE: ITW). During her 18 years with ITW, Ms. Green guided the company’s expansion through both acquisitions and organic growth. As General Counsel, she led the Environmental, Health and Safety Group as well as Government Affairs and Risk Management. At Ingersoll Rand, Ms. Green was a member of the Executive Leadership Team and a trusted advisor to the Chief Executive Officer on legal, compliance and strategy issues and led a team of 75 lawyers based in the U.S., Europe, Asia Pacific and Latin America. She co-chaired the Global Business Integrity Council and served as executive sponsor for an employee resource group. Ms. Green joined the board of Tennant Company (NYSE: TNC) as an independent director in March 2019 (Audit and Governance Committees) and was elected to the board of Wisconsin Energy Group (NYSE: WEC) in July 2019 (Audit and Governance Committees). Most recently, Ms. Green joined the board of directors of Littlefuse (NASDAQ: LFUS) in February 2020 (Audit and Governance Committees). Ms. Green holds a B.A. from the University of Pennsylvania and JD from Boston University Law School.

Peter Leemputte—Class II Director. Mr. Leemputte has served as a director of Fathom since December 2021. Mr. Leemputte was Chief Financial Officer and Treasurer at Keurig Green Mountain, Inc. (NASDAQ: KDP) from 2015 to 2016. Prior to Keurig Green Mountain, Inc., Mr. Leemputte was Executive Vice President and Chief Financial Officer at Mead Johnson Nutrition (NYSE: MJN) from 2008 to 2015. Before joining Mead Johnson Nutrition, Mr. Leemputte was Senior Vice President and Chief Financial Officer for Brunswick Corp. (NYSE: BC), and Chicago Title Corp. He has also held various management positions at Mercer Management Consulting, Armco Inc., FMC Corp. and BP (NYSE: BP). Mr. Leemputte has extensive experience in leading finance, accounting, IT, tax, audit and investor relations functions as a Chief Financial Officer at major U.S. corporations, and also led several IPO’s and sale of the companies. Mr. Leemputte has served on the board of Mastercraft (NASDAQ: MCFT) since 2016, Ecogensus LLC (privately held) since 2018, and served on the board of Beazer Homes (NYSE: BZH) from 2005 to 2020. Mr. Leemputte holds an MBA in Finance from the University of Chicago Booth School of Business and a B.S. in Chemical Engineering from Washington University in St. Louis.

John May—Class III Director. Mr. May has served as a director of Fathom since December 2021. Mr. May is the Founder and Managing Partner of CORE Industrial Partners. Before founding CORE, he spent 18 years working on transactions with several private equity sponsors, principally with the Blackstone Group (NYSE: BX) and H.I.G. Capital. In addition to Fathom's board, he currently serves on the boards all other CORE portfolio companies including Arizona Natural Resources, J&K Ingredients, Kelvix, Saylite, TCG Legacy, 3DXTECH, CGI Automated Manufacturing and RE3DTECH. Mr. May has both served on the board and was a divisional Chief Executive Officer for a public company. Mr. May graduated with Honors from East Carolina University with a business degree. He currently serves on the East Carolina University Foundation, Inc. Board of Directors and is Co-Vice Chair of the Investment Committee. He is also Co-Founder and Chairman of the Board for Imerman Angels, a 501(c)(3) Chicago-based cancer support organization. He also is an active member of YPO (Young Presidents’ Organization), a member of the Economic Club of Chicago and an Advisory Board member of the Industrial Exchange.

Robert Nardelli—Class II Director. Mr. Nardelli has served as a director of Fathom since December 2021. Mr. Nardelli was Chairman and Chief Executive Officer of Chrysler Corp. from 2007 to 2009. Prior to Chrysler, he was Chairman, President and Chief Executive Officer of The Home Depot (NYSE: HD). Before joining The Home Depot, he spent nearly 30 years at General Electric (NYSE: GE), holding the positions of President and Chief Executive Officer of GE Transportation Systems and Chief Executive Officer of GE Power Systems, among several other executive positions. In 2009, Mr. Nardelli joined Cerberus Capital Management as Chief Executive Officer of its operations group, Cerberus Operations and Advisory Company. For the next three years, he and his team turned around several distressed portfolio companies and developed a comprehensive turnaround toolkit. In 2012, Mr. Nardelli founded XLR-8, where he continues to play a key role as Senior Advisor to leading companies. Mr. Nardelli serves as a Partner and Senior Advisor to Emigrant Capital Corp.; Senior Advisor to EY, among others plus a number of equity investments. He sits on the Board of Directors for BWXT Technologies, Inc. (NYSE: BWXT), plus on the board of a number of private equity investment firms. Mr. Nardelli holds an MBA from the University of Louisville and a B.S. from Western Illinois University.

Board Composition

Our Charter and Bylaws provide for a classified Board consisting of three classes of directors, each serving staggered three-year terms, as follows:

• Our Class I directors are Dr. Caralynn Nowinski Collens, Adam DeWitt and Ryan Martin, and their initial terms expire at the Annual Meeting;

• Our Class II directors are Maria Green, Peter Leemputte and Robert Nardelli, and their terms will expire at the annual meeting of stockholders for the calendar year ended December 31, 2024; and

• Our Class III directors are Carey Chen, TJ Chung, David Fisher, and John May, and their terms will expire at the annual meeting of stockholders for the calendar year ended December 31, 2025.

Upon expiration of the term of a class of directors, directors for that class will be elected for three-year terms at the annual meeting of stockholders in the year in which that term expires. Each director’s term continues until the election and qualification of his or her successor or his or her earlier death, resignation or removal. Any increase or decrease in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of an equal number of directors.

In addition, in connection with the Business Combination, we entered into an investor rights agreement pursuant to which we granted to the CORE Investors the right to designate nominees to our Board subject to the maintenance of certain ownership requirements. See Item 13. “Certain Relationships and Related Party Transactions, and Director Independence — Investor Rights Agreement” for additional information.

Committees of the Board

We have an Audit Committee (the “Audit Committee”), a Compensation Committee (the “Compensation Committee”) and the Nominating Committee of our Board, and we have such other committees as the Board shall determine from time to time. Each of the standing committees of the Board have the composition and responsibilities described below.

Each of these committees has a charter, which, along with our Code of Business Ethics and Conduct are available on our website at www.fathommfg.com. To the extent required by law, any amendments to the code, or any waivers of its requirements, are disclosed on our website. The information on our website is not part of this proxy statement and is not deemed to be incorporated by reference herein.

Audit Committee

The Audit Committee consists of Dr. Nowinski Collens and Messrs. Dewitt, Leemputte, and Nardelli, with Mr. Leemputte serving as Chair. The Audit Committee assists the Board in overseeing our accounting and financial reporting processes and the audits of our financial statements. Our Board has affirmatively determined that each of Dr. Nowinski Collens and Messrs. DeWitt, Leemputte and Nardelli meets the definition of “independent director” for purposes of the applicable stock exchange rules and the independence requirements of Rule10A-3under the Exchange Act. Our Board has also determined that each of Messrs. Dewitt, Leemputte, and Nardelli qualifies as an “audit committee financial expert” as defined by SEC rules.

Subject to a one-year phase-in period, The Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”) and stock exchange rules require an audit committee consisting of at least three members, each of whom must meet applicable standards of independent directors. Applicable stock exchange rules require that each member of the audit committee be financially literate and that at least one member of the audit committee have accounting or related financial management expertise.

Sarbanes-Oxley requires companies to disclose whether they have an “audit committee financial expert,” as defined by the SEC, on the audit committee. Generally, a director who satisfies the SEC’s “audit committee financial expert” definition will be deemed by the board of directors to satisfy the applicable stock market’s requirement that at least one member of the audit committee have accounting or related financial management expertise.

Compensation Committee

The Compensation Committee consists of Messrs. Fisher and Leemputte, Ms. Green, and Dr. Nowinski Collens, with Mr. Fisher serving as Chair. Because we are a “controlled company” within the meaning of the applicable stock exchange’s corporate governance standards, we are not required to have a fully independent compensation committee.

The Compensation Committee establishes salaries, incentives and other forms of compensation for officers and other employees. The Compensation Committee also administers our incentive compensation and benefit plans. If and when we are no longer a “controlled company” within the meaning of the applicable stock exchange’s corporate governance standards, our Compensation Committee will be required to comply with SEC and NYSE corporate governance standards.

Nominating and Corporate Governance Committee

The Nominating Committee consists of Messrs. DeWitt, Fisher and Nardelli, and Ms. Green, with Mr. Nardelli serving as Chair. This committee identifies, evaluates and recommends qualified nominees to serve on our Board, develops and oversees our internal corporate governance processes and maintains a management succession plan.

Because we are a “controlled company” within the meaning of the applicable stock exchange’s corporate governance standards, we are not required to have a fully independent Nominating Committee. If and when we are no longer a “controlled company” within the meaning of the applicable stock exchange’s corporate governance standards, the Nominating Committee will be required to comply with SEC and NYSE corporate governance standards.

Board and Committee Self-Evaluations

Fathom’s Board is a strong believer in continuous improvement. Accordingly, our Board utilizes a comprehensive, multi-part process for its ongoing self-evaluation to ensure that the Board and its committees are operating effectively and that their processes reflect best practices. Our Board believes that this process supports continuous improvement and provides opportunities to strengthen Board and its committees’ effectiveness.

Each year, the Nominating Committee oversees the self-evaluation process to ensure that the full Board and each committee conduct an assessment of their performance and solicit feedback for enhancement and improvement. The Board conducts an annual self-evaluation to review the effectiveness of the Board and its committees, led by Nominating Committee. In this comprehensive review, the annual self-evaluation process has among other things focused on:

• The composition of the Board, including the size, mix of skills and experience;

• The promotion of rigorous discussion and decision making by the Board and its committees;

• The number, delegated authority, composition and leadership of its committees;

• The overall functioning of the Board, its leadership and its committees;

• The quality and scope of the materials distributed in advance of meetings; and

• The Board’s access to Company executives and operations.

Self-evaluation items requiring follow-up and execution are monitored on an ongoing basis by the Board, each of the committees, and by management.

Controlled Company Exemption

Immediately following the completion of the Business Combination, the CORE Investors beneficially owned approximately 63.1% of our Class A Shares and Class B Shares, which generally votes together as a single class on matters submitted to a vote of our stockholders, including the election of directors. (The CORE Investors beneficially own approximately 62.9% of our Class A Shares and Class B Shares as of April 27, 2023.) Because more than 50% of the voting power for the election of directors of Fathom is held by the CORE Investors, Fathom is a “controlled company” under the NYSE listing requirements. If Fathom were to elect to take advantage of available listing requirement exemptions as a “controlled company” under the NYSE listing standards, Fathom would not be subject to the requirements that would otherwise require us to have: (i) a majority of “independent directors,” as defined under the listing standards of the NYSE; (ii) a nominating committee consisting solely of independent directors; (iii) compensation of our executive officers determined by a majority of the independent directors or a compensation committee consisting solely of independent directors; and (iv) director nominees selected, or recommended for our board’s selection, either by a majority of the independent directors or a nominating committee consisting solely of independent directors. Fathom may in the future elect to take advantage of the foregoing controlled company exemptions from the NYSE board and board committee independence requirements, but it has elected initially and presently to comply with the independence requirements applicable to non-controlled companies.

Director Independence

NYSE listing standards require that a majority of our Board be independent, subject to the controlled company exception. An “independent director” is defined generally as a person other than an officer or employee of the company or its subsidiaries or any other individual having a relationship which in the opinion of the Board, would interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director.

Based on the NYSE independence guidelines, the Board has affirmatively determined that: (i) six of our current directors, Dr. Nowinski Collens and Ms. Green and Messrs. DeWitt, Fisher, Leemputte and Nardelli (A) have no relationships or only immaterial relationships with us, (B) meet the NYSE independence guidelines with respect to any such relationships and (C) are independent; and (ii) four of our current directors, Messrs. Chen, Chung, Martin and May are deemed not independent as Messrs. Chen, Chung and May are affiliated with the CORE Investors and Mr. Martin is our Chief Executive Officer (“CEO”).

Board’s Role in Risk Oversight

One of the key functions of our Board is informed oversight of our risk management process. Our Board administers this oversight function directly, with support from its three standing committees, the Audit Committee, the Compensation Committee and the Nominating Committee, each of which addresses risks specific to its respective areas of oversight. In particular, our Audit Committee has the responsibility to consider and discuss our major financial risk exposures and the steps our management has taken to monitor and control these exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. The Audit Committee also monitors compliance with legal and regulatory requirements, in addition to oversight of the performance of our internal audit function. Our Compensation Committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk taking. Our Nominating Committee provides oversight with respect to governance-related risks and monitors the effectiveness of our Corporate Governance Guidelines.

Other Board Information

Leadership Structure of the Board

We believe that the structure of our Board and its committees provides strong overall management of our Company. In accordance with our Corporate Governance Guidelines, our Board does not currently have a policy as to whether the offices of the Chair of the Board and CEO should be separate. Our Board, in consultation with our Nominating Committee, believes that it should have the flexibility to make this determination as circumstances require, and in a manner that it believes is best to provide appropriate leadership. Pursuant to our Corporate Governance Guidelines, from time to time, our Board may determine that it should have a Lead Independent Director who may perform such additional duties as our Board may otherwise determine and delegate. Our Nominating Committee will periodically consider our Board’s leadership structure and make recommendations to change the structure as it deems appropriate. Currently, Mr. Chung serves as our Chairman of the Board and Mr. Martin serves as our CEO and we do not have a Lead Independent Director. The Board believes that this overall structure meets the current corporate governance needs and oversight responsibilities of the Board. Mr. Chung oversees all Board meetings. Moreover, the Board believes that the independent directors, comprising a majority of the Board, provide effective oversight of management.

Director Attendance at Board Meetings and Annual Meeting of Stockholders

In 2022, the Board held four meetings. The Audit Committee met six times, the Compensation Committee met four times, and the Nominating Committee met three times. The Board and the Nominating Committee recognize the importance of director attendance at Board and committee meetings. In 2022:

• All directors attended all Board meetings; and

• Attendance for committee meetings was at least 75% for each director.

Due to the timing of the December 2021 Business Combination, Fathom did not hold an annual meeting of stockholders in 2022. Fathom has no formal policy on director attendance at annual meetings of stockholders, but members of the Board are strongly encouraged to attend annual meetings of stockholders.

Meetings of Non-Employee Directors

In accordance with our Corporate Governance Guidelines and the listing standards of the NYSE, our non-employee directors meet regularly in executive sessions of the Board without management present. Historically, Mr. Leemputte or Mr. Nardelli have typically presided over these executive sessions. Additionally, executive sessions of the non-management directors are led by the Chairs of the Compensation and Audit Committees, respectively, at least once per year.

Code of Business Ethics and Conduct

We have adopted a Code of Business Ethics and Conduct that applies to all of our directors, officers and employees, including our principal executive officer, principal financial officer and principal accounting officer, which is available on our website at https://investors.fathommfg.com/leadership-and-governance/governance-documents/default.aspx. The information on, or otherwise accessible through, our website does not constitute a part of this proxy statement. To the extent required by law, we expect to disclose any amendments to the code, or any waivers of its requirements, on our website.

Corporate Governance Guidelines

Our Board adheres to governance principles designed to ensure the continued vitality of the Board and excellence in the execution of its duties. The Board has had in place a set of Corporate Governance Guidelines reflecting these principles, including the Board’s policy of requiring a majority of the Board to be consist of independent directors (except as otherwise permitted by NYSE rules. See “---Controlled Company Exemption” above), the importance of stock ownership by the Board to align the interests of directors and stockholders, and access by the Board to Company management and independent advisors. Our Corporate Governance Guidelines are available on our website at https://investors.fathommfg.com/leadership-and-governance/governance-documents/default.aspx.

Communications to the Board

Stockholders and interested parties can contact the Board (including the Chairman of the Board and non-employee directors) through email at michael.cimini@fathommfg.com or through written communication sent to Fathom Digital Manufacturing Corporation, 1050 Walnut Ridge Drive, Hartland, Wisconsin 53029. Our Director, Investor Relations reviews all written communications and forwards to the Board a summary and/or copies of any such correspondence that is directed to the Board or that, in the opinion of the Director, Investor Relations, deals with the functions of the Board or Board committees or that she otherwise determines requires the Board’s or any Board committee’s attention. Concerns relating to accounting, internal accounting controls or auditing matters are immediately brought to the attention of our Chief Financial Officer and handled in accordance with procedures established by the Audit Committee with respect to such matters. From time to time, the Board may change the process by which stockholders may communicate with the Board.

Communications of a confidential nature can be made directly to our non-employee directors or the Chair of the Audit Committee regarding any matter, including any accounting, internal accounting control or auditing matter, by submitting such concerns to the Audit Committee. Any submissions to the Audit Committee should be marked confidential and addressed to the Chair of the Audit Committee, c/o Fathom, 1050 Walnut Ridge Drive, Hartland, Wisconsin 53029.

Limitation on Liability and Indemnification Matters

Our Charter contains provisions that limit the personal liability of our directors for monetary damages to the fullest extent permitted by Delaware law. Consequently, our directors will not be personally liable to us or our stockholders arising from a breach of fiduciary duty as a director, unless:

• the presumption that directors are acting in good faith, on an informed basis, and with a view to the best interests of us and our stockholders has been rebutted; and

• it is proven that the director’s act or failure to act constituted a breach of his or her fiduciary duties as a director and such breach involved intentional misconduct, a knowing violation of law or receipt of an improper personal benefit.

Executive Officers of the Company

Set forth below is information concerning our executive officers as of May 12, 2023:

Name	Age	Position
Ryan Martin(1)	44	Director and Chief Executive Officer
Mark Frost	59	Chief Financial Officer
Kurt Bork	45	Vice President of Sales

Ryan Martin—Director and CEO. Mr. Martin has served as the CEO of Fathom since January 2019 and as a Director of Fathom since December 2021. During this time, he has led the company through unprecedented growth, digital transformation, and multiple add-on acquisitions, which have rapidly expanded Fathom into one of the largest privately held digital manufacturers in North America. Prior to his role at Fathom, he most recently spent over 13 years in leadership roles at General Electric Company (NYSE: GE) spanning across sales, marketing, product development and general management. In his last role at GE, he served as an Executive on the GE additive leadership team ("GE Additive"), where he led the integration and expansion of the commercial team which experienced exponential growth and record-breaking orders in 2018. He was also critical in the integration of two international acquisitions into GE Additive and led the commercialization of multiple new products that GE Additive brought to the market. Mr. Martin graduated with Honors from the Ivy College of Business at Iowa State University. He is also an active member of YPO (Young Presidents Organization).

Mark Frost—CFO. Mr. Frost has served as the CFO at Fathom OpCo since April 2021. He brings over 30 years of financial and executive level management experience from both private and public companies. Most recently, Mr. Frost served as the Chief Financial Officer of Argon Medical Devices. Prior to Argon, Mr. Frost served as the Chief Financial Officer for three public healthcare companies including Analogic (NASDAQ: ALOG), AngioDynamics (NASDAQ: ANGO) and AMRI (NASDAQ: AMRI). Mr. Frost began his career with General Electric (NYSE: GE), where he served in a variety of roles in finance for 14 years. Mr. Frost holds a BA in International Relations and Economics from Colgate University. He is also a graduate of the INSEAD Global Executive Program and GE Financial Management Program.

Kurt Bork – Vice President of Sales. Mr. Bork has served as the Vice President of Sales and Marketing at Fathom since March 2023. Mr. Bork has more than 20 years of industry experience. Mr. Bork previously served as Vice President of Sales and Business Development at Mayville Engineering Company (NYSE: MEC), a publicly traded, Wisconsin-based company that provides a variety of manufacturing solutions across diverse end-markets. During his nine-year tenure at MEC, Mr. Bork led commercial and business development activities for the company’s extensive manufacturing infrastructure, including 20 facilities across the U.S. Prior to MEC he was Vice President, Business Development for ATEK Metal Technologies where he oversaw the business development efforts for the company’s highly engineered aluminum castings. Mr. Bork holds a MBA and a B.A. from Marquette University.

There are no family relationships among any of the directors or executive officers of the Company.

Delinquent Section16(a) Reports

Section 16(a) of the Exchange Act requires our directors, executive officers and persons who beneficially own more than 10% of our outstanding common stock to file reports of their stock ownership and changes in their ownership of our common stock with the SEC. To the Company’s knowledge, including the Company’s review of the copies of all such reports furnished to the Company and written representations that no other reports were required in 2022, all Section 16(a) filing requirements were satisfied on a timely basis, except the following reports: (i) one Form 4 filed in October 2022 (reporting one transaction) for Robert Nardelli, (ii) one Form 4 filed in October 2022 (reporting one transaction) for Richard Stump, and (iii) one Form 4 filed in October 2022 (reporting one transaction) for Carey Chen.

EXECUTIVE COMPENSATION

As an emerging growth company, we have opted to comply with the executive compensation disclosure rules applicable to smaller reporting companies, as such term is defined in the rules promulgated under the Securities Act. This section describes the material components of the executive compensation program for our CEO and our two other most highly compensated executive officers serving on December 31, 2022 whom we refer to as our Named Executive Officers (“NEOs”).

Introduction

For the fiscal year ended December 31, 2022, Fathom’s NEOs were:

•
Ryan Martin, CEO;
•
Mark Frost, CFO; and
•
Richard Stump, Former Chief Commercial Officer.

The objective of Fathom’s compensation program is to provide a total compensation package to each NEO that will enable Fathom to attract, motivate and retain outstanding individuals, align the interests of our executive team with those of our stockholders, encourage individual and collective contributions to the successful execution of our short and long-term business strategies, and reward NEOs for favorable performance.

Summary Compensation Table

The following table shows information concerning the annual compensation for services provided to Fathom by our NEOs during the fiscal years ended December 31, 2022 and 2021. Additional information on our NEOs annual compensation for the 2022 fiscal year is provided in the narrative sections following the Summary Compensation Table.

Name and Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards($)(2)(4)	Option Awards($) (3)(4)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)(5)	Total ($)
Ryan Martin	2022	$425,500	—	$450,002	$450,003	$—	$31,325	$1,356,830
Chief Executive Officer	2021	$335,827	$100,000	$13,965,579	$—	$231,800	$29,539	$14,662,745
Mark Frost	2022	$350,192	—	$300,003	$300,002	$—	$10,869	$961,066
Chief Financial Officer	2021	$225,000	—	$5,385,282	$—	$163,883	$40,293	$5,814,458
Richard Stump	2022	$350,192	$250,000	$300,003	$300,002	$—	$12,200	$1,212,397
Former Chief Commercial Officer	2021	$294,279	$50,000	$5,431,059	$—	$163,833	$11,600	$5,950,771

(1)
The amount reported in this column for Mr. Stump in 2022 represents a retention bonus (as described in more detail under “—Retention Bonus”).
(2)
The amounts reported in this column for 2022 reflect the aggregate grant date fair value of restricted stock units (“RSUs”) awarded under the Fathom 2021 Omnibus Incentive Plan (the “2021 Omnibus Plan”) during 2022. The grant date fair value of the RSUs has been determined in accordance with Financial Accounting Standards Board Accounting Standards Codification (“ASC”) Topic 718.
(3)
The amounts reported in this column for 2022 represent the grant date fair value of nonqualified stock options under the 2021 Omnibus Plan granted during 2022. The grant date fair value of the options has been determined in accordance with ASC Topic 718.
(4)
With respect to the amounts reported in these columns, there can be no assurance that these values will ever be realized. See Note 13, “Share-Based Compensation,” to the consolidated financial statements filed herewith in our Annual Report for the assumptions made in determining these values.

(5)
The amounts in this column represent 401(k) plan matching contributions made to each NEO in the amount of $12,200 for Mr. Martin, an annual amount representing Mr. Martin’s $7,125 premium reimbursement for individual life insurance and $1,000 per month auto allowance.
(6)
As previously disclosed, on March 30, 2023 Mr. Stump notified the Company of his intent to resign from employment, effective September 30, 2023 (the “Stump Separation Date”). In anticipation of his notice of resignation, Mr. Stump ceased being an executive officer of the Company effective March 30, 2023, but will continue to serve as a non-executive employee of the Company, in a transition and advisory role, until the Stump Separation Date (the “Stump Transition”).

Base Salaries

Base salary is paid to attract and retain qualified talent and is set at a level that is commensurate with the executive’s duties and authorities, contributions, prior experience and sustained performance, as well as considering market competitive levels. For 2022, the NEOs had the following base salary rates: Mr. Martin—$425,000, Mr. Stump—$350,000 and Mr. Frost—$350,000.

Annual Cash Bonuses

Annual cash bonuses can be earned if the NEOs achieve certain annual financial and operating performance metrics. For the 2022 performance year, target bonus opportunities as a percent of salary were Mr. Martin 100% of salary and Messrs. Frost and Stump 60% of base salary, with a maximum performance-based payout of up to 200% of target. In 2022, no annual cash bonuses were earned since performance was below the threshold goals set at the start of the year.

Retention Bonus

In March 2022, Mr. Stump received a retention performance bonus of $250,000. The bonus was pursuant to a 2020 amendment to his September 23, 2019 employment agreement (with such employment agreement otherwise being superseded by the Stump Offer Letter as defined in “—Agreements with our NEOs”), whereby if he remained employed following the delivery of the audited financial statements of Fathom OpCo for the 12 month period ending December 31, 2021, he would be eligible for a retention bonus of $250,000.

Employee Benefits

In addition to any individual benefits set forth in each NEOs employment arrangements (described below), the NEOs are generally eligible to participate in our executive and employee health and welfare, retirement and other employee benefit programs on the same basis as other employees of Fathom, subject to applicable law. Each NEO participates in the Midwest Composite Technologies, LLC 401(k) Profit Sharing Plan, sponsored by Fathom’s indirect subsidiary Midwest Composite Technologies, LLC under which eligible employees may elect to contribute a portion of their eligible compensation as pre-tax or Roth deferrals in accordance with the limitations imposed under the Internal Revenue Code of 1986, as amended (the “Code”). The plan provides for a safe harbor matching contribution equal to 100% of a participant’s salary deferrals, up to 4% of a participant’s total compensation, subject to limitations imposed under the Code. Other than the Fathom Executive Severance and Change in Control Plan (the “Severance Plan”), described in more detail below under Potential Payments Upon Termination or Change in Control, Fathom did not maintain any executive-specific benefit programs in 2022.

2021 Omnibus Incentive Plan

We established the 2021 Omnibus Plan in connection with the closing of the Business Combination in 2021. The purpose of the Omnibus Plan is: (i) to encourage profitability and growth through short-term and long-term incentives that are consistent with Fathom’s objectives; (ii) to give its participants an incentive for excellence in individual performance; (iii) to promote teamwork among its participants; and (iv) to give us a significant advantage in attracting and retaining key employees, directors, and consultants. The 2021 Omnibus Plan provides for the grant of awards in the form of incentive stock options within the meaning of Section 422 of the Code, nonqualified stock options, stock appreciation rights, restricted stock, restricted stock units, performance-based awards (including performance shares, performance units and performance bonus awards), and other stock-based or cash-based awards. A total of 16,737,876 Class A Shares was initially reserved and available for issuance under the 2021 Omnibus Plan.

Equity Incentive Awards

For regular annual equity grants in 2022, executives including the NEOs, received RSUs and nonqualified stock options that were equally weighted based on the fair value at date of grant. On February 25, 2022, the Company granted the following RSUs and options to the NEOs: 50,619 RSUs and 103,687 options to Mr. Martin, and 33,746 RSUs and 69,125 options to each of Messrs. Frost and Stump. The RSUs and options vest ratably in annual equal installments over three years, generally subject to the continued service of the NEO through each applicable vesting date.

Prior to the closing of the Business Combination, our employees were employed by Fathom OpCo, which was formed in April 2021 in connection with a series of transactions (the “Reorganization”) whereby Fathom OpCo became the direct parent to MCT Group Holdings, LLC (and its subsidiaries), a Delaware limited liability company (“MCT Holdings”), and Incodema Holdings, LLC, a Delaware limited liability company (“Incodema Holdings”). Following the closing of the Business Combination, Fathom became the managing member of Fathom OpCo and the employer to Fathom OpCo’s employees. Historically, Fathom OpCo maintained the MCT Group Holdings, LLC 2019 Phantom Equity Bonus Plan (the “MCT Phantom Plan”) and the Incodema Holdings LLC 2020 Phantom Equity Bonus Plan (the “Incodema Phantom Plan,” together with the MCT Phantom Plan, the “Prior Phantom Plans”) Messrs. Martin and Stump participated under the MCT Phantom Plan and were eligible to receive awards of phantom equity at the discretion of the board of managers of MCT Holdings. In April 2021, prior to the Reorganization, Mr. Stump received an award of 500 phantom units under the MCT Phantom Plan. Messrs. Martin and Frost did not receive any phantom equity awards under the Prior Phantom Plans in 2021.

Phantom equity units awarded to Messrs. Martin and Stump in 2021 and prior years under the MCT Phantom Plan were subject to the following vesting conditions: (i) 25% would vest subject to the NEOs continued service with the MCT Group on each of the first four anniversaries of the NEOs employment commencement date, and would be accelerated in connection with a change in control of MCT Holdings; and (ii) 75% would vest if MCT Holdings’ investors realized a multiple on invested capital equal to at least 2.0x in connection with a change in control of MCT Holdings.

In connection with the Reorganization, the Prior Phantom Plans and all awards outstanding thereunder were terminated and replaced by a single phantom equity plan sponsored by Fathom OpCo and new awards thereunder, all of which contained terms and conditions that were substantially similar to the Prior Phantom Plans (the “Combined Phantom Plan”) and awards. The Combined Phantom Plan had a pool of phantom units equal to up to 10% of the total value receivable by common unit holders of Fathom OpCo on a sale of Fathom OpCo. Only 62.5% of the pool, or 6.25% of the total value receivable by common unit holders of Fathom OpCo on a sale of Fathom OpCo, had been granted prior to the Business Combination. Mr. Frost received a grant of 1,000 phantom units under the Combined Phantom Plan in July 2021 and Messrs. Martin and Stump’s awards under the Prior Phantom Plans were terminated and replaced by phantom units under the Combined Phantom Plan.

In connection with the closing of the Business Combination, all vested time-based phantom unit awards under the Combined Phantom Plan outstanding immediately prior to the consummation of the Merger and held by individuals who were employed by or performing services for Fathom OpCo or its subsidiaries or affiliates as of the Closing, were cancelled and replaced with grants of restricted shares of Fathom Class A common stock under the 2021 Omnibus Plan. The vesting restrictions on the restricted shares lapsed on the date Fathom filed a Form S-8 registration statement covering Class A Shares issuable under the 2021 Omnibus Plan; provided, that the holder was employed or performing services for Fathom on such date. The shares are also subject to the following transfer restrictions: (i) 25% of the shares may be traded upon the expiration of the lock-up period applicable to Class A Shares held by the CORE Investors and the CORE Affiliates; (ii) 25% of the shares may be traded if the CORE Investors and the CORE Affiliates collectively Sell-Down an Investor Cumulative Sale Percentage equal to at least 60%; (iii) 25% of the shares may be traded if the CORE Investors and the CORE Affiliates collectively Sell-Down an Investor Cumulative Sale Percentage equal to at least 80%; and (iv) 25% of the shares may be traded if the CORE Investors and the CORE Affiliates collectively Sell-Down an Investor Cumulative Sale Percentage equal to at least 95% (the “Fathom Transfer Restrictions”; the capitalized terms used in clauses (i) through (iv) above in this sentence are defined below to the extent not previously defined).

In addition, in connection with the Business Combination, all unvested time-based phantom unit awards and performance-based phantom unit awards held by individuals who were employed by or performing services for Fathom OpCo or its subsidiaries or affiliates as of the Closing were cancelled and replaced with grants of RSUs with respect to Class A Shares under the 2021 Omnibus Plan, with time-based RSUs being granted to replace time-based phantom units and performance-based RSUs being granted to replace performance-based phantom units. The time-based vesting RSUs have the same vesting schedule as the cancelled time-based vesting phantom units. Once a time-based RSU is vested, any share deliverable to the RSU holder will be subject to the Fathom Transfer Restrictions.

The performance-based vesting RSUs vest subject to the holder’s continued service through each of the following vesting events: (i) 25% of the RSUs will vest if the CORE Investors and the CORE Affiliates collectively Sell-Down an Investor Cumulative Sale Percentage equal to at least 60%; (ii) 25% of the RSUs will vest if the CORE Investors and the CORE Affiliates collectively Sell-Down an Investor Cumulative Sale Percentage equal to at least 80%; and (iii) 50% of the RSUs will vest if the CORE Investors and the CORE Affiliates collectively Sell-Down an Investor Cumulative Sale Percentage equal to at least 95%.

For purposes of this section, the following terms have the following meanings:

“CORE Investors” means CORE Industrial Partners Fund I, L.P., a Delaware limited partnership, CORE Industrial Partners Fund I Parallel, L.P., a Delaware limited partnership, CORE Fund I Holdings-2, L.P., a Delaware limited partnership, and CORE Fund I Holdings-5 LP, a Delaware limited partnership.

“CORE Affiliates” means, with respect to the CORE Investors, any person directly controlled by, directly controlling or under direct common control with the CORE Investors. For the avoidance of doubt, CORE Affiliates shall not include co-investors of the CORE Investors.

“Investor Cumulative Sale Percentage” means, on any date of determination, in the case of a Going Public Transaction, a percentage equal to the quotient of (A) a number equal to the aggregate number of shares of Fathom Class A Shares subject to a Sell-Down by the CORE Investors and the CORE Affiliates from and after the consummation of Fathom OpCo’s Going Public Transaction and to and including such date, divided by (B) the aggregate number of shares of Fathom Class A Shares held by the CORE Investors and the CORE Affiliates upon the consummation of the Going Public Transaction and prior to any Sell-Down by the CORE Investors and the CORE Affiliates. The Investor Cumulative Sale Percentage may be adjusted to account for any stock splits, reverse stock splits, combinations, or similar structural changes to the shares of

Fathom Class A Shares. For the avoidance of doubt, if, on the date of determination, the calculation of the Investor Cumulative Sale Percentage results in either the vesting of RSUs or the removal of certain restrictions on the transfer of shares of Fathom Class A Shares as described herein, then any release of any earn-out shares shall not negate the result of such vesting trigger being achieved or transfer restriction being removed.

“Going Public Transaction” means (i) the consummation of Fathom OpCo’s first underwritten Public Offering of its common stock under the Securities Act, or (ii) whether in one or a series of transactions, any merger, consolidation or other business combination pursuant to which the business of Fathom OpCo is combined with that of a special purpose acquisition company or other blank-check company that has a class of equity securities publicly listed on the NYSE or NASDAQ.

“Public Offering” means the sale in an underwritten public offering registered under the Securities Act of equity securities of Fathom OpCo or a corporate successor to Fathom OpCo.

“Sell-Down” means, with respect to any person, (i) any sale by such person pursuant to a registered public offering under the Securities Act, and (ii) any sale by such person to the public pursuant to Rule 144 promulgated under the Securities Act effected through a broker, dealer or market maker (other than pursuant to Rule 144(b) prior to a Public Offering).

Employee Stock Purchase Plan

In connection with the Business Combination, we adopted the Fathom 2021 Employee Stock Purchase Plan (“ESPP”), a broad-based benefit plan in which our employees, including our NEOs, may purchase shares of Fathom’s Class A Shares at up to a 15% discount. The ESPP includes an initial share reserve of 1,350,806 shares of Class A Shares issuance pursuant to future grants under the ESPP. The number of shares of Fathom Class A Shares initially reserved for issuance under the ESPP will automatically increase on the first trading day of each calendar year, beginning in 2023, by 1% of the total number of shares of Fathom Class A Shares outstanding on the last day of the prior calendar year.

Agreements with our NEOs

The Company has entered into agreements with each of the NEOs, the relevant terms of which are summarized below. Capitalized terms appearing in the following descriptions but not defined therein are as defined in the applicable agreement. The below summary is qualified in all respects by reference to the underlying agreement.

Ryan Martin. Mr. Martin is party to an offer letter with Fathom, dated December 23, 2021 (the “Martin Offer Letter”), under which he serves as CEO of Fathom. The Martin Offer Letter provides for an annual base salary of $425,000 and, beginning in 2022, a target annual bonus opportunity equal to 100% of his annual base salary during the relevant performance period. Additionally, the letter provides that Mr. Martin is entitled to participate in the Severance Plan (as described in the Severance Plan section) and for the following unique benefits: (i) a capped monthly health premium of no more than $524 per month, (ii) reimbursement of the premiums for an individual life insurance policy with a face value of at least $1,000,000 and (iii) a monthly car allowance of $1,000.

Mark Frost. Mr. Frost is party to an amended and restated employment agreement with Fathom, dated December 23, 2021 (the “Frost Employment Agreement”), under which he serves as CFO of Fathom. The agreement provides for an annual base salary of $350,000 and a target annual bonus opportunity equal to 50% of his annual base salary in 2021 and 60% of his annual base salary in 2022. The Frost Employment Agreement also provides that Mr. Frost is entitled to certain unique benefits, including: (i) four weeks’ paid vacation, (ii) reimbursement of pre-approved and documented relocation and travel expenses, up to $40,000, and eligibility for reimbursement of additional relocation benefits in the future (if applicable) and (iii) payment or reimbursement for reasonable costs incurred by Mr. Frost for temporary housing and travel for up to five months following his start date, from his then-current home to a home near the Company’s offices.

In the case of a termination without cause by the Company or a resignation for Good Reason by Mr. Frost, he would be entitled to (i) salary continuation for 12 months following his termination date, (ii) payment of a pro rata portion of his annual bonus for the year of termination and (iii) up to 12 months of COBRA premiums for Mr. Frost and his dependents, less the amount Mr. Frost would have been required to contribute for such coverage if he was still an active employee. In the case of a “CIC Qualifying Termination” (as defined in the Frost Employment Agreement), any outstanding equity awards held by Mr. Frost under the Company’s then-current equity plan will vest. Mr. Frost is not a participant in the Company’s Severance Plan.

Richard Stump. Mr. Stump was party to an offer letter with Fathom, dated December 23, 2021 (the “Stump Offer Letter”), under which he serves as Chief Commercial Officer of Fathom. The Stump Offer Letter provided for an annual base salary of $350,000 and, beginning in 2022, a target annual bonus opportunity equal to 60% of his annual base salary during the relevant performance period. Additionally, the letter provided that Mr. Stump was entitled to participate in the Severance Plan (as described in the Severance Plan section below). In connection with the Stump Transition, Mr. Stump will continue to receive his annual base salary as provided under the Stump Offer Letter through the Stump Separation Date. Otherwise, the term of the Stump Offer Letter, including with respect to Mr. Stump’s eligibility for the Severance Plan, are no longer in effect.

Under their arrangements, each NEO was eligible to participate in the same benefits on the same basis as other senior management of Fathom, as well as to participate in the 2021 Omnibus Plan. In addition, the NEOs are bound by certain confidentiality and restrictive covenants under their employment agreements.

Severance Plan

On December 23, 2021, the Company’s Board approved the Severance Plan, which provides for severance benefits to a select group of the Company’s senior-level executives who enter into participation agreements under the Severance Plan, including Messrs. Martin and Stump (the latter solely prior to his notice of resignation on March 30, 2023) (the “Covered Executives”). Covered Executives may become entitled to severance benefits under the Severance Plan in the event a Covered Executive incurs an involuntary termination by the Company without Cause (as defined in the Severance Plan) or by the Covered Executive resigning for Good Reason (as defined in the Severance Plan), whether or not in connection with a Change in Control of the Company (as defined in the Severance Plan) (each, a “Qualifying Termination”). Severance benefits under the Severance Plan are determined based on a Covered Executive’s “Tier” and whether the Qualifying Termination of employment occurs within the three months prior to or 12 months following a Change in Control (a “CIC Qualifying Termination”) or not in connection with a Change in Control (“Non-CIC Qualifying Termination”).

In the event Messrs. Martin or Stump incur a Non-CIC Qualifying Termination, provided each NEO timely executes a release of claims and complies with applicable restrictive covenants, he will be entitled to (i) salary continuation for 18 months for Mr. Martin and 12 months for Mr. Stump following their termination date, (ii) payment of a pro rata portion of his annual bonus for the year of termination and (iii) COBRA premiums for each NEO and his dependents, less the amount the NEO would have been required to contribute for such coverage if he was still an active employee, for 18 months for Mr. Martin and 12 months for Mr. Stump.

In the event Messrs. Martin or Stump incur a CIC Qualifying Termination, provided each NEO timely executes a release of claims and complies with applicable restrictive covenants, he will be entitled to (i) a lump sum cash payment equal to 18 months and 12 months of base salary for Mr. Martin and Mr. Stump, respectively, (ii) a lump sum cash payment equal to the NEO’s target annual bonus as of the date of termination multiplied by 1.5x for Mr. Martin and 1.0x for Mr. Stump and (iii) COBRA premiums for each NEO and his dependents, less the amount the NEO would have been required to contribute for such coverage if he was still an active employee, for 18 months for Mr. Martin and 12 months for Mr. Stump.

The Severance Plan also provides that in the event of a CIC Qualifying Termination, unvested time-vesting equity and long-term incentive awards will automatically vest in full, and any unvested performance-vesting equity and long-term incentive awards will be treated in accordance with the applicable plan and award agreement, with those granted under the 2021 Omnibus Plan generally vesting as described below under “Potential Payments Upon Termination or Change in Control.”

Outstanding Equity Awards at 2022 Fiscal Year-End

The following table shows information regarding outstanding equity awards held by the NEOs as of December 31, 2022.

	Option Awards (1)(2)			Stock Awards (1)
Name	Number of Securities Underlying unexercised options (#) unexercisable.	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that have not Vested (#)		Market Value of Shares or Units of Stock that have not Vested ($)(5)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or other Rights that have not Vested (#)(6)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or other Rights that have not Vested ($)(5)
Ryan Martin	103,687	8.89	2/25/2029	50,619	(3)	$66,817	1,396,558	$1,843,457
				116,380	(4)	$153,622
Mark Frost	69,125	8.89	2/25/2029	33,746	(3)	$44,545	403,896	$533,143

Richard Stump	69,125	8.89	2/25/2029	33,746	(3)	$44,454	465,519	$614,485
				38,794	(4)	$51,207

(1)
All awards reflected in this table were granted under the 2021 Omnibus Plan.
(2)
The options vest in three equal annual installments starting on February 25, 2023, subject to the NEO’s continued service with the Company through each applicable vesting date.
(3)
These time-vested RSUs vest in three equal annual installments starting on February 25, 2023, subject to the NEO’s continued service with the Company through each applicable vesting date.

(4)
These time-vested RSUs vest in two equal installments on January 7, 2022 and January 7, 2023 for Mr. Martin and September 23, 2022 and September 23, 2023 for Mr. Stump, in each case subject to the NEO’s continued service with the Company through each applicable vesting date. The shares received upon vesting are subject to the Fathom Transfer Restrictions.
(5)
For purposes of this table, the market value of the RSUs and PRSUs is determined by multiplying the number of shares by $1.32, the closing price of one share of Fathom Class A Shares on the last trading day of the year (December 30, 2022).
(6)
The figures in this column represent outstanding performance-based RSUs that vest subject to an NEO’s continued service through each of the following vesting events: (a) 25% of the RSUs will vest if the CORE Investors and the CORE Affiliates collectively Sell-Down an Investor Cumulative Sale Percentage equal to at least 60%; (b) 25% of the RSUs will vest if the CORE Investors and the CORE Affiliates collectively Sell-Down an Investor Cumulative Sale Percentage equal to at least 80%; and (c) 50% of the RSUs will vest if the CORE Investors and the CORE Affiliates collectively Sell-Down an Investor Cumulative Sale Percentage equal to at least 95%.

Potential Payments Upon Termination or Change in Control

Our NEOs are eligible for certain severance benefits, to the extent they agree to execute a separation agreement and general release of claims, in connection with a termination without Cause by the Company or a resignation for Good Reason (as each term is defined in the Severance Plan for Messrs. Martin and Stump or the Frost Employment Agreement for Mr. Frost). In addition, Messrs. Martin and Stump are eligible for certain enhanced severance benefits if such termination without Cause or resignation for Good Reason occurs in the period from three months prior, or 12 months following, a Change in Control of the Company (as defined in the Severance Plan). The severance arrangements as summarized above under “Severance Plan” for Messrs. Martin and Stump and “Agreements with our NEOs” for Mr. Frost.

In the event an NEO terminated without Cause by the Company or resigns for Good Reason in the period from three months prior, or 12 months following, a Change in Control of the Company, any outstanding and unvested time-vesting awards held by the NEO under the 2021 Omnibus Plan will automatically vest in full on the NEO’s termination date. Furthermore, any outstanding performance-vesting awards held by the NEO under the 2021 Omnibus Plan will vest (i) at the greater of target performance and actual performance with respect to any performance period that has completed prior to the termination date and (ii) at target performance with respect to any performance period that has not yet commenced or not yet completed as of the termination date.

Starting after Mr. Stump’s notice of resignation on March 30, 2023, he ceased being eligible to participate in the Severance Plan and will be ineligible to receive any termination-related payments or benefits in connection with any termination prior to the Stump Separation Date. Upon Mr. Stump’s separation from the Company, he will not be owed any payments other than accrued benefits.

Executive Officer and Director Hedging Policy

The Company’s Insider Trading Policy prohibits the Company’s NEOs, other executive officers and directors from entering into hedging or monetization transactions involving our stock, from holding our securities in a margin account or pledging our securities as collateral for a loan. An excerpt of the policy is set forth below, which has been revised for clarity.

Hedging Transactions Prohibited

Hedging or monetization transactions are typically accomplished through a number of possible mechanisms, including through the use of financial instruments such as prepaid variable forwards, equity swaps, collars and exchange funds. If permitted, such hedging transactions linked to Company securities might permit a director, officer or other employee to continue to own Company securities obtained through employee benefit plans or otherwise, but without the full risks and rewards of ownership. When that occurs, the director, officer or other employee may no longer have the same objectives as the Company’s other stockholders. Therefore, this policy prohibits directors, officers and other employees, as well as their family members and controlled entities, from engaging in any such hedging transactions.

Margin Accounts and Pledged Securities

In order to avoid a margin sale or foreclosure sale at a time when a pledgor, who is a Company director, officer or other employee, or their family members or controlled entities, is aware of inside information or otherwise is not permitted to trade Company securities due to a blackout period, no Company director, officer or employee, or their family members or controlled entities, may hold Company securities in a margin account or otherwise pledge (or hypothecate) Company securities as collateral for a loan without first obtaining prior approval from the Insider Trading Policy’s administrator (the “Administrator”). Pre-clearance is required for such transactions because Company securities held in a margin account may be sold by the broker without the customer’s consent if the customer fails to meet a margin call and Company securities pledged (or hypothecated) as collateral for a loan may be sold in foreclosure if the borrower defaults on the loan. Any Company director, officer or other employee, or their family members or controlled entities, preparing to pledge Company securities or to acquire and hold such securities in a margin account must submit a request for approval to the Administrator at least two weeks prior to the proposed execution of documents evidencing the proposed pledge or margin account. In its request, such Company director, officer or other employee, or their family members or controlled entities, shall:

•
enclose copies of the governing documents evidencing the proposed pledge or margin account, which governing documents must provide such person with the opportunity to substitute or provide additional collateral or to repay the loan before the pledged Company securities may be sold;
•
undertake to the Company (in form and manner satisfactory to the Administrator and the Company) (i) to maintain adequate financial capacity to repay the loan or cover the margin call, as applicable, without resort to the pledged Company securities and (ii) to substitute or provide additional collateral or repay the loan in the event of a borrower default or margin call, as applicable, at a time when such person is aware of Inside Information or otherwise is not permitted to trade Company securities due to a blackout period; and
•
undertake to provide to the Company such information as the Administrator and the Company may reasonably request to demonstrate the ability to satisfy the undertakings set forth in clauses (i) and (ii) above.

The above is not meant to restrict the rehypothecation or lending of securities held in a brokerage account; provided that the securities are otherwise permitted to be held in such account in accordance with this policy.

COMPENSATION OF OUR DIRECTORS

The following table provides information concerning the compensation of each non-employee director who served on Fathom’s Board in 2022.

Name(1)
	Fees Earned or Paid in Cash ($) (2)	Stock Awards ($)(3)	Total ($)

TJ Chung(4)	—	—	—
John May(4)	—	—	—
Robert Nardelli	$70,000	$149,993	$219,993
Carey Chen	$50,000	$149,993	$199,993
Dr. Caralynn Nowinski Collens	$67,500	$149,993	$217,493
Adam DeWitt	$65,000	$149,993	$214,993
David Fisher	$70,000	$149,993	$219,993
Maria Green	$62,500	$149,993	$212,493
Peter Leemputte	$77,500	$149,993	$227,493

(1)
Each individual became a non-employee director of Fathom on December 23, 2021.
(2)
Includes cash retainer and other fees earned for service as directors in 2022. The base annual cash retainer is $50,000 and as described below, there are additional cash retainers for committee and chair service.
(3)
The amount reported in the “Stock Awards” column represent the aggregate grant date fair value of RSU awards granted to our non-employee directors (other than Messrs. Chung and May), computed in accordance with ASC Topic 718 based on the closing price of one share of Fathom common stock on April 19, 2022. See Note 13, “Share-Based Compensation,” to the consolidated financial statements filed herewith in our Annual Report for the assumptions made in determining these values. As described below under “Director Compensation Program,” each of our non-employee directors (other than Messrs. Chung and May) received an annual RSU grant (equal to $150,000) under the 2021 Omnibus Plan in connection with the directors 2022 Board service. As of December 31, 2022, our non-employee directors each held the following unvested equity awards:

Name	Time-Vesting RSUs (#)	Performance-Vesting RSU's (#)
TJ Chung	—	—
John May	—	—
Robert Nardelli	35,548	232,760
Carey Chen	45,247	1,143,199
Dr. Caralynn Nowinski Collens	35,548	—
Adam DeWitt	35,548	—
David Fisher	35,548	—
Maria Green	35,548	—
Peter Leemputte	78,333	171,136

(4)
Messrs. Chung and May were not eligible for director compensation in 2022.

Director Compensation Program

Following the closing of the Business Combination, we adopted a non-employee director compensation program, which is designed to provide competitive compensation necessary to attract and retain high quality non-employee directors and to encourage ownership of Fathom stock to further align their interests with those of our stockholders. The new program will provide the following compensation for non-employee directors going forward:

•
An annual cash retainer of $50,000;
•
An initial equity award of 22,500 RSUs in 2021 in connection with the Business Combination and an annual equity award with a target grant date fair value equal to $150,000, to be granted each year at the annual meeting of the Company’s stockholders;
•
An annual cash retainer of $20,000 for the chair of the Audit Committee, $15,000 for the chair of the Compensation Committee and $10,000 for the chair of the Nominating Committee;
•
An annual cash retainer of $10,000 for other members of the Audit Committee, $7,500 for other members of the Compensation Committee, and $5,000 for other members of the Nominating Committee; and
•
An additional annual retainer of $50,000 for serving as our non-executive chair and, if applicable, $20,000 for serving as our lead director.

Each initial grant of equity-based awards described above will vest in substantially equal annual instalments on each of the first three anniversaries of the grant date and were awarded on December 23, 2021 to each of our non-employee directors (other than Messrs. Chung and May). Each annual grant of equity-based awards described above will vest in full on the first anniversary of the grant date, or in such other circumstances as set forth in the applicable award agreement. Messrs. Chung and May, each affiliates of the CORE Investors, and Mr. Martin, the CEO of the Company, are not entitled to receive any compensation for serving on our Board.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information known to the Company regarding the beneficial ownership of Company common stock as of the May 18, 2023 by:

•
each person known to the Company to be the beneficial owner of more than 5% of outstanding Company common stock:
•
each of the Company’s officers and directors; and
•
all executive officers and directors of the Company as a group.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possess sole or shared voting or investment power over that security, including options, Warrants and other securities that are currently exercisable or exercisable within 60 days. Company stock issuable upon the exchange of Fathom OpCo Units and the exercise of options and Warrants currently exercisable within 60 days are deemed outstanding solely for purposes of calculating the percentage of total voting power of the beneficial owner thereof.

The percentages of beneficial ownership of Company common stock are based on 69,690,343 shares of Fathom Class A common stock and 66,692,781 shares of Fathom Class B common stock issued and outstanding as of May 18, 2023. Unless otherwise indicated, the Company believes that each person named in the table below has sole voting and investment power with respect to all shares of Fathom common stock beneficially owned by them.

Name and Address of Beneficial Owners	Number of shares of Fathom Class A Common Stock	%	Number of shares of Fathom Class B Common Stock	%	% of Total Voting Power**
Directors and Executive Officers of Fathom
Carey Chen(1)	142,737	*	—	—	*
TJ Chung(1)	—	—	—	—	—
Adam DeWitt(1)(2)	28,074	*	—	—	*
Dr. Caralynn Nowinski Collens(1)	28,074	*	—	—	*
David Fisher(1)(2)	28,074	*	—	—	*
Mark Frost(1)(3)	168,922	*	—	—	*
Maria Green(1)(2)	28,074	*	—	—	*
Peter Leemputte(1)(2)	56,596	*	—	—	*
Ryan Martin(1)(4)	516,954	*	—	—	*
John May(1)(2)	85,798,027	64.5%	63,377,883	95.0%	62.9%
Robert Nardelli(1)	192,635	*	145,192	*	*
Kurt Bork(1)	—	—	—	—	—
Richard Stump(1)(3)(5)	150,669	*	—	—	*
All Directors and Executive Officers of Fathom as a Group (12 Individuals)	87,138,836	65.4%	63,523,075	95.3%	62.9%
Five Percent Holders
Altimar Sponsor II, LLC(6)	14,547,500	18.3%	—	—	10.0%
CORE Funds(7)	85,798,027	64.5%	63,377,883	95.0%	62.9%
Siguler Guff Funds(8)	16,634,649	23.9%	—	—	12.2%

* Less than one percent

** Percentage of total voting power represents voting power with respect to all Fathom Class A common stock and Fathom Class B common stock, as a single class

(1) The business address of the holder is 1050 Walnut Ridge Drive, Hartland, WI 53029.

(2) Includes 20,574 RSUs vesting within 60 days.

(3) Includes 23,041 vested stock options.

(4) Includes 34,562 vested stock options.

(5) Effective March 30, 2023, Mr. Stump resigned from his role as Chief Commercial Officer of the Company.

(6) Information contained in the table above and this footnote is based on a Schedule 13G filed with the SEC on February 14, 2022 by Altimar Sponsor II, LLC (“Altimar”). Altimar is the beneficial owner of 14,547,500 shares, with sole voting power and sole dispositive power to all such shares. The business address of Altimar is 40 West 57th Street, 33rd Floor, New York, NY 10019.

(7) Information contained in the table above and this footnote is based on a Schedule 13D/A filed with the SEC on April 10, 2023 by CORE Industrial Partners Fund I, LP (“CORE Fund I”) and CORE Industrial Partners Fund I Parallel, LP (“CORE Parallel Fund I” and, collectively with CORE Fund I, the “CORE Funds”). CORE Industrial Fund Partners GP I, LLC (“CORE Fund I GP”) is the sole general partner of each of the CORE Funds. John May is the managing member of CORE Fund I GP. Consequently, Mr. May and CORE Fund I GP may be deemed the beneficial owners of the shares held by the CORE Funds. The CORE Funds are the beneficial owners of 85,798,027 shares, with shared voting and shared dispositive power over all such shares. The principal business address of each of the CORE Funds and CORE Fund I GP is 150 North Riverside Drive, Suite 2050, Chicago, IL 60606. The principal business address of Mr. May is 201 South Biscayne Boulevard, Suite 1450, Miami, FL 33131. 6,386,341 shares of Class A common stock and New Fathom Units held by the CORE Funds that constitute Earnout Shares (as defined herein) are not reflected in the above table.

(8) Information contained in the table above and this footnote is based on (i) exchanges of New Fathom Units, on a one-for-one basis for shares of Class A Common Stock that took place in June 2022, and (ii) a Schedule 13F filed with the SEC on February 15, 2023 by Siguler Guff Small Buyout Opportunities Fund III, LP (“SBOF III”), Siguler Guff Small Buyout Opportunities Fund III (F), LP (“SBOF III (F)”), Siguler Guff Small Buyout Opportunities Fund III (C), LP (“SBOF III (C)”), Siguler Guff Small Buyout Opportunities III (UK), LP (“SBOF III (UK)”), Siguler Guff HP Opportunities Fund II, LP (“SG HP”), and Siguler Guff Americas Opportunities Fund, LP (“SG Americas” and, together with SBOF III, SBOF III (F), SBOF III (C), SBOF III (UK) and SG HP the “SG Funds”). SBOF III, SBOF III (F) and SBOF III (C) are each controlled by Siguler Guff SBOF III GP, LLC (“SBOF III GP”). SBOF III (UK) is controlled by Siguler Guff SBOF III (UK) GP, LLP (“SBOF III (UK) GP”). SG HP is controlled by Siguler Guff HP II GP, LLC (“SG HP GP”). SG Americas is controlled by Siguler Guff Americas GP, LLC (“SG Americas GP” and together with SBOF III GP, SBOF III (UK) GP and SG HP GP, the “SG GPs”). Each of the SG GPs is controlled by its sole member, Siguler Guff Capital, LP, which is controlled by Andrew Guff and George Siguler. Consequently, the SG GPs, Siguler Guff Capital, LP, Andrew Guff and George Siguler may be deemed the beneficial owners of the shares held by the SG Funds. The principal business address of SBOF III (UK) and SBOF III (UK) GP is 3rd Floor North Side Dukes Court, 32 Duke Street, St James’s, London SW1Y 6DF. The principal business address of the SG Funds (except for SBOF III (UK)), the SG GPs (except for SBOF III (UK) GP), Siguler Guff Capital, LP, Andrew Guff and George Siguler is 200 Park Ave, 23rd Floor, New York, NY 10166.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Related Person Transaction Policy

Our Board has adopted a written related person transaction policy that sets forth the following policies and procedures for the review and approval or ratification of related person transactions. A “Related Person Transaction” is a transaction, arrangement or relationship in which Fathom or any of its subsidiaries was, is or will be a participant, the amount of which involved exceeds $120,000, and in which any related person had, has or will have a direct or indirect material interest. A “Related Person” means:

• any person who is, or at any time during the applicable period was, one of the Fathom’s officers or one of Fathom’s directors;

• any person who is known by Fathom to be the beneficial owner of more than five percent (5%) of its voting stock;

• any immediate family member of any of the foregoing persons, which means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father in-law, daughter-in-law, brother-in-law or sister-in-law of a director, officer or a beneficial owner of more than five percent (5%) of its voting stock, and any person (other than a tenant or employee) sharing the household of such director, officer or beneficial owner of more than five percent (5%) of its voting stock; and

• any firm, corporation or other entity in which any of the foregoing persons is a partner or principal or in a similar position or in which such person has a ten percent (10%) or greater beneficial ownership interest.

Fathom has policies and procedures designed to minimize potential conflicts of interest arising from any dealings it may have with its affiliates and to provide appropriate procedures for the disclosure of any real or potential conflicts of interest that may exist from time to time. Specifically, pursuant to its charter, the Audit Committee will have the responsibility to review related person transactions.

Other than as described below, Fathom did not enter into any other related person transactions in 2022.

Amendment and Restatement of Tax Receivable Agreement

In connection with the Closing of the Business Combination, Fathom entered into the Tax Receivable Agreement ("TRA") by and among Fathom, Fathom OpCo, each of the Exchange TRA Parties (as defined in the TRA) party thereto, each of the Blocker TRA Parties (as defined in the TRA party thereto and CORE Industrial Partners Management LP, in its capacity as TRA Party Representative (as defined in the TRA). Pursuant to the TRA, Fathom is required to pay 85% of certain tax benefits, if any, that it realizes (or in certain cases is deemed to realize) as a result of tax basis in certain assets and other tax attributes of Fathom or the Blockers (as defined in the TRA) at the time of the Business Combination, any increases in tax basis and other tax benefits related to the payment of cash consideration pursuant to the Business Combination Agreement and any increases in tax basis and other tax benefits resulting from any exchange of New Fathom Units for shares of Class A common stock or cash in the future or from any payment under the TRA.

The TRA provides that, in certain events, including a change of control, breach of a material obligation under the TRA, or Fathom’s exercise of early termination rights, Fathom’s obligations under the TRA will accelerate and Fathom will be required to make a lump-sum cash payment to the Exchange TRA Parties and the Blocker TRA Parties (each as defined in the TRA) and other applicable parties to the TRA equal to the present value of all forecasted future payments that would have otherwise been made under the TRA, which lump-sum payment would be based on certain assumptions, including those relating to Fathom’s future taxable income.

On April 4, 2023, the Tax Receivable Agreement was amended and restated (the “Amended and Restated Tax Receivable Agreement”) by Fathom and the CORE Investors, which hold a controlling interest in Fathom. The purpose of the amendment and restatement was (i) the technical correction of an inadvertent omission from the original Tax Receivable Agreement of certain intended tax benefits to affiliates of the CORE Investors which directly or indirectly owned interests in Fathom OpCo prior to the Business Combination through entities taxed as C-corporations and (ii) to replace LIBOR with SOFR as the reference interest rate in the agreement for the several interest rates applicable under the agreement. The correction described in clause (i) of the immediately preceding sentence did not affect Fathom’s accounting for the Tax Receivable Agreement.

The Amended and Restated Tax Receivable Agreement was reviewed and approved by Fathom’s Audit Committee in accordance with Fathom’s related person transaction policy because the CORE Investors are “Related Persons” as defined under the policy and the amount of benefits potentially involved under the agreement exceeds $120,000.

The foregoing disclosure describing the Amended and Restated Tax Receivable Agreement is a summary of certain provisions of the agreement and is qualified in its entirety by reference to all of the provisions of such agreement. Because the description is only a summary of the Amended and Restated Tax Receivable Agreement, it does not necessarily contain all of the information that you may find useful. A copy of the Amended and Restated Tax Receivable Agreement has been filed as Exhibit 10.1 of our Annual Report is available electronically on the website of the SEC at www.sec.gov.

PROPOSAL 2: RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has the responsibility to approve the appointment of and compensation of the Company’s independent accounting firm that audits the Company’s financial statements. The Audit Committee has approved the appointment of GT as the independent registered public accounting firm for the Company for the year ending December 31, 2023.

Neither our Bylaws nor other governing documents or law require stockholder ratification of the selection of GT as our independent registered public accounting firm. However, the Audit Committee is submitting the selection of GT to the stockholders for ratification as a matter of good corporate governance practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain GT. Even if the selection is ratified, the audit committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in our and our stockholders’ best interests.

GT has advised the Company that neither the firm nor any present member or associate of it has any financial interest, direct or indirect, in the Company or its affiliates.

The Company expects that a representative of GT will be present at the Annual Meeting, will have an opportunity to make a statement if he or she so chooses and will be available to answer questions.

The Company first engaged GT to act as its independent registered public accounting firm for fiscal year 2021.

The CORE Investors beneficially own Class A Shares and Class B Shares representing approximately 62.9% of the voting power of all of the Company’s outstanding capital stock. As a result, the CORE Investors have the power to effect a greater than majority ratification of this Proposal 2. The CORE Investors have indicated that they intend to vote FOR Proposal 2 at the Annual Meeting.

PRINCIPAL ACCOUNTANT FEES AND SERVICES

The following table presents fees for professional services rendered by GT for the year ended December 31, 2022, and the 2021 predecessor and 2021 successor periods:

	2022	2021
Audit fees(1)	$971,188	$2,074,229
Audit-related fees(2)	-	1,563,350
Tax fees(3)	-	-
All other fees(4)	-	-
Total Fees	$971,188	$3,637,579

(1)
"Audit fees" consist of fees and expenses billed for professional services rendered for the audit of our consolidated financial statements and services that are normally provided by GT in connection with regulatory filings. The aggregate fees billed by GT in 2021 include audit services related to the Business Combination.
(2)
"Audit-related fees" consist of fees billed for assurance and related services that are reasonably related to performance of the audit or review of our consolidated financial statements and are not reported under "Audit fees.” These services include attest services that are not required by statute or regulation and consultation concerning financial accounting and reporting standards.
(3)
"Tax fees,” if applicable, would consist of fees billed for professional services relating to tax compliance, tax planning and tax advice. We did not pay GT for such tax services and advice for 2022 or 2021.
(4)
“All other fees" consist of fees billed for all other services. We did not pay GT for other services for 2022 or 2021.

The Audit Committee has sole authority to engage and determine the compensation of our independent registered public accounting firm. The Audit Committee also is directly responsible for evaluating the independent registered public accounting firm, reviewing and evaluating the lead partner of the independent registered public accounting firm and overseeing the work of the independent registered public accounting firm. The Audit Committee annually pre-approves services to be provided by GT and also considers and is required to pre-approve the engagement of GT for the provision of other services during the year. For each proposed service, the independent registered public accounting firm is required to provide detailed supporting documentation at the time of approval to permit the Audit Committee to make a determination as to whether the provision of such services would impair the independent registered public accounting firm’s independence, and whether the fees for the services are appropriate. All services reported in the Audit fees, Audit-related fees and Tax fees above were approved by the Audit Committee.

AUDIT COMMITTEE REPORT

In connection with its function to oversee and monitor the Company’s financial reporting process, the Audit Committee has (1) reviewed and discussed with management the Company’s audited consolidated financial statements as of and for the fiscal year ended December 31, 2022; (2) discussed with Grant Thornton LLP (“GT”), the independent registered public accounting firm for the Company, the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the SEC; (3) received the written disclosures and the letter from GT required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence; and (4) has discussed with GT its independence. Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board that the audited consolidated financial statements for the year ended December 31, 2022 be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022 for filing with the SEC.

This Audit Committee report is not (and shall not be deemed to be) filed under the Securities Act or the Exchange Act, and is not incorporated by reference into any filings that we have made or that we may make with the SEC.

The Audit Committee

Peter Leemputte (Chair)

Dr. Caralynn Nowinski Collens

Adam DeWitt

Robert Nardelli

proposal 3: amendment of the company’s charter to reflect new delaware law provisions regarding senior officer exculpation

The State of Delaware, which is the Company’s state of incorporation, recently enacted legislation that enables Delaware companies to limit the personal liability of certain of their senior officers for monetary damages in limited circumstances. In light of this update, the Board after consideration has declared advisable and approved amendments to the Company’s Charter to add a provision exculpating certain of the Company’s officers from liability in specific circumstances, as permitted by Delaware law (the “Officer Exculpation Amendment”). The Company’s Charter currently contains a provision eliminating the monetary liability for our directors for direct or derivative claims for breaches of the duty of care as permitted under Delaware law.

The new Delaware legislation only permits, and the Officer Exculpation Amendment would only permit, exculpation for direct claims (as opposed to derivative claims made by stockholders on behalf of the Company) for breaches of the duty of care and, similar to the exculpation of our directors, would not apply to breaches of the duty of loyalty, acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, or any transaction in which the officer derived an improper personal benefit. The officers that would be covered by this provision if adopted would presently be our CEO and CFO who served at any time during the course of conduct alleged in the action or proceeding to be wrongful, and any other officer identified in our public filings with the SEC as one of our most highly compensated executive officers (or NEO) at any time during the course of conduct alleged in the action or proceeding to be wrongful. The rationale for so limiting the scope of liability is to strike a balance between stockholders’ interest in accountability and their interest in the Company being able to attract and retain quality officers to work on its behalf. The foregoing description of the Officer Exculpation Amendment is a summary and is subject to the full text of the Officer Exculpation Amendment which is attached to this proxy statement as Annex A.

The Board believes it is necessary to provide protection to officers to the fullest extent permitted by law in order to attract and retain top executive talent. This protection has long been afforded to directors, and accordingly, the Board believes that this proposal which would extend exculpation to certain senior officers, as specifically permitted by the Officer Exculpation Amendment, is fair and in the best interests of the Company and its stockholders to amend the Charter as described herein.

Accordingly, we ask that the Company’s stockholders approve an amendment to the Company’s Charter to amend and restate Article Six, which shall read in its entirety as follows:

“Limitation of Director and Officer Liability.

(a) To the fullest extent permitted by the DGCL as it now exists or may hereafter be amended (but, in the case of any such amendment, only to the extent such amendment permits the Corporation to provide broader exculpation than permitted prior thereto), no director or officer of the Corporation shall be liable to the Corporation or its stockholders for monetary damages arising from a breach of fiduciary duty as a director or officer.

(b) Any amendment, repeal or modification of the foregoing paragraph shall not adversely affect any right or protection of a director or officer of the Corporation existing at the time of such amendment, repeal or modification with respect to any act, omission or other matter occurring prior to such amendment, repeal or modification.”

If the Officer Exculpation Amendment is approved by our stockholders, it will become effective immediately upon the filing of a certificate of amendment with the Secretary of State of the State of Delaware setting forth the Officer Exculpation Amendment, which we expect to file promptly after the Annual Meeting. If the Officer Exculpation Amendment is not approved by our stockholders, Article Six of our Charter will remain unchanged."

This proposal requires the affirmative vote of the holders of a majority of the voting power of the then-outstanding Class A Shares and Class B Shares, voting as a single class. Abstentions and broker non-votes will have the same effect as votes against the proposal.

The CORE Investors beneficially own Class A Shares and Class B Shares representing approximately 62.9% of the voting power of the Company’s outstanding capital stock. As a result, the CORE Investors have the power to approve this Proposal 3. The CORE Investors have indicated that they intend to vote FOR Proposal 3 at the Annual Meeting.

Relationship Between Proposals 3 and 4

The proposed amendments to the Company’s Charter described in Proposals 3 and 4 are being presented separately for approval by our stockholders, and the approval or rejection of either of the proposals will not affect the other proposal.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE PROPOSAL TO AMEND THE COMPANY’S CHARTER TO REFLECT NEW DELAWARE LAW PROVISIONS REGARDING SENIOR OFFICER EXCULPATION.

PROPOSAL 4: AMENDMENT OF THE COMPANY’S CHARTER TO EFFECT
THE REVERSE STOCK SPLIT

General

The Board has declared advisable and approved and is recommending that our stockholders approve the proposal to grant the Board discretionary authority, at any time prior to the one-year anniversary of the 2023 Annual Meeting, to amend the Company’s Charter to effect (a) a reverse stock split (the “Reverse Stock Split”) to reduce the number of shares of our outstanding Common Stock by combining shares of our Common Stock into a lesser number of shares of Common Stock by a ratio of not less than 1-for-5 and not more than 1-for-50 shares (the “Ratio Range”) and (b) a reduction in the number of authorized shares of Common Stock by a corresponding proportion (the “Authorized Share Reduction” and together with the Reverse Stock Split, the “Reverse Stock Split Proposal”). The form of amendment to our Charter (the “Reverse Stock Split Amendment”) is set forth in Annex B attached to this proxy statement.

If this Reverse Stock Split Proposal is approved by our stockholders and effected, between every 5 to 50 shares of Class A Shares and Class B Shares would be combined and reclassified into one share of Class A Common Stock or Class B Common Stock, as applicable. In addition, and without giving any effect to the payment of cash in lieu of fractional shares as described below, the number of authorized shares of stock would be proportionally reduced by the Reverse Stock Split ratio, resulting in a decrease (a) from 300,000,000 authorized Class A Shares to between 60,000,000 to 6,000,000 of Class A Shares, and (b) from 180,000,000 authorized Class B Shares to between 36,000,000 to 3,600,000 Class B Shares.

If this Reverse Stock Split Proposal is approved by our stockholders, our Board will have the authority to decide, in its sole discretion, without further action by the stockholders, (i) whether to effect a Reverse Stock Split within twelve months of the 2023 Annual Meeting date, (ii) the specific timing of effectiveness of the Reverse Stock Split and (iii) the exact ratio of the Reverse Stock Split and Authorized Share Reduction within the Ratio Range (the “Final Ratio”). We would communicate to the public, prior to the effective date, additional details regarding the Reverse Stock Split, the Authorized Share Reduction and Reverse Stock Split Amendment, including the Final Ratio selected.

Even if our stockholders approve the Reverse Stock Split Proposal, we reserve the right not to effect the Reverse Stock Split and Authorized Share Reduction if our Board does not deem it to be in the best interests of the Company and our stockholders. Our Board believes that granting this discretion provides it with maximum flexibility to act in the best interests of our stockholders. Our Board’s decision as to whether and when to effect the Reverse Stock Split and Authorized Share Reduction will be based on a number of factors, including, but not limited to, prevailing market conditions, existing and expected trading prices for our Class A Shares, actual or forecasted results of operations, and the likely effect of such results on the market price of our Class A Shares.

The Reverse Stock Split Proposal is not being proposed in response to any effort of which we are aware to accumulate shares of our Common Stock or obtain control of the Company, nor is it a plan by management to recommend such actions to our Board or our stockholders.

Our Class A Shares and Class B Shares and Fathom OpCo’s New Fathom Units

Pursuant to our Charter, Class A Shares and Class B Shares generally have the same voting rights. However, the Class B Shares have no economic rights, do not share in the economic privileges and powers of the Class A Shares, and do not rank equally with the Class A Shares (including as to dividends and distributions, and upon any liquidation, dissolution, distribution of assets or winding up of the Corporation), or share ratably. Our Class A Shares are listed with the NYSE and trade under the symbol “FATH.” Our Class B Shares are not listed on any exchange and are generally not transferable.

Fathom and Fathom OpCo have an “Up-C” structure, and accordingly our Class A Shares correspond on a one-to-one basis with related units of Fathom OpCo (“New Fathom Units”) issued to Fathom at the Closing of the Business Combination and our Class B Shares correspond on a one-to-one basis with related New Fathom Units issued to certain of the Legacy Fathom Owners also issued at the Closing of the Business Combination. New Fathom Units held by Legacy Fathom Owners are exchangeable by their terms for an equal number of Class A Shares or, at the option of Fathom, for cash. Together, Class B Shares and the corresponding New Fathom Units provide the holders thereof with the approximate economic and voting rights enjoyed by holders of Class A Shares. New Fathom Units issued to Fathom are not exchangeable, and at all times are equal in number to the then outstanding number of Class A Shares.

To the extent that the Reverse Stock Split is approved by stockholders and completed at the discretion of the Board, Fathom, as managing member of Fathom OpCo, will cause the New Fathom Units held by Fathom and the Legacy Fathom Owners to be subjected to a reverse split at the same ratio applicable to Class A Shares and Class B Shares, effective upon the completion of the Reverse Stock Split. As the context requires, references to the Reverse Stock Split in this proxy statement generally include completion of the related reverse split of New Fathom Units as described above.

Class A Shares or Class B Shares may not be subdivided, combined, or reclassified unless the shares of the other class is concurrently therewith proportionately subdivided, combined, or reclassified in a manner that maintains the same proportionate voting power between the holders of the outstanding Class A Shares and Class B Shares on the record date for such subdivision, combination, or reclassification, provided, however, that shares of one such class may be subdivided, combined, or reclassified in a different or disproportionate manner if such subdivision, combination, or reclassification is approved by the affirmative vote of the holders of a majority of the outstanding Class A Shares and Class B Shares, each voting separately as a class.

As of the Record Date, 69,690,343 of our Class A Shares were issued and outstanding and 66,692,781 of our Class B Shares were issued and outstanding. Based on such number of our Class A Shares and Class B Shares issued and outstanding, immediately following the effectiveness of the Reverse Stock Split (and without giving any effect to the payment of cash in lieu of fractional shares), we will have, depending on the Reverse Stock Split ratio selected by our Board, issued and outstanding shares of stock as illustrated in the tables under the captions – “Effects of the Reverse Stock Split – Effect on Class A Shares” and “Effects of the Reverse Stock Split– Effect on Class B Shares.”

All holders of Fathom’s Class A Shares and Class B Shares will be affected proportionately by the Reverse Stock Split.

Reasons for the Reverse Stock Split

Our Board has determined that it is in the best interests of Fathom and its stockholders to effect the Reverse Stock Split, in order to reduce the number of shares of our Common Stock outstanding. Our Board authorized the reverse split of our Class A Shares and Class B Shares with the primary intent of increasing the per share trading price of our Class A Shares in order to adhere to the NYSE’s price criteria for continued listing on the exchange. Our Class A Shares are publicly traded and listed on the NYSE under the symbol “FATH.” Accordingly, for these and other reasons discussed below, we believe that effecting the Reverse Stock Split is in Fathom’s and our stockholders' best interests.

On March 29, 2023, Fathom was notified by the NYSE that our Class A Shares had been trading below $1.00 on the NYSE for a consecutive 30-day trading period as of and through March 28, 2023. Under current NYSE continued listing standards, if a public company’s listed common stock trades at less than $1.00 per share for a consecutive 30-day trading period, the company’s common stock will be removed from the exchange unless the per share price is deficiency is remediated within a six-month period. Fathom desires to remedy the failure of the Class A Shares to meet the minimum price criteria and to avoid delisting of the Class A Shares by the NYSE, and is proposing to implement the Reverse Stock Split to prevent that from happening. In addition to bringing the per share trading price of our Class A Shares back above $1.00, we also believe that the Reverse Stock Split may make our Class A Shares more attractive to a broader range of institutional and other investors. Many brokerage houses and institutional investors have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers. In addition, some of those policies and practices may function to make the processing of trades in low-priced stocks economically unattractive to brokers.

Reducing the number of our outstanding Class A Shares through the Reverse Stock Split is intended, absent other factors, to increase the per share trading price of our Class A Shares. However, other factors, such as our financial results, market conditions, and the market perception of our business may adversely affect the per share trading price of our Class A Shares. As a result, there can be no assurance that the Reverse Stock Split, if completed, will result in the intended benefits described above, that the per share trading price of our Class A Shares will increase following the Reverse Stock Split or that the per share trading price of our Class A Shares will not decrease in the future.

Criteria to be Used for Determining Whether to Implement Reverse Stock Split

In determining whether to implement the Reverse Stock Split and which Reverse Stock Split ratio to implement, if any, following receipt of stockholder approval of the Reverse Stock Split Amendment, the Board may consider, among other things, various factors, such as:

•
the historical tradingprice and trading volume of our Class A Shares;
•
the NYSE Continued Listing Standards requirements;
•
the then-prevailing trading price and trading volume of our Class A Shares and the expected impact of the Reverse Stock Split on the trading market for our Class A Shares in the short- and long-term; and
•
prevailing general market and economic conditions.

Certain Risks and Potential Disadvantages Associated with the Reverse Stock Split

We cannot assure you that the proposed Reverse Stock Split will increase our stock price. We expect that the Reverse Stock Split will increase the per share trading price of our Class A Shares. However, the effect of the Reverse Stock Split on the per share trading price of our Class A Shares cannot be predicted with any certainty, and the history of reverse stock splits for other companies is varied, particularly because some investors may view a reverse stock split negatively. It is possible that the per share trading price of our Class A Shares after the Reverse Stock Split will not increase in the same proportion as the reduction in the number of our outstanding Class A Shares following the Reverse Stock Split, and the Reverse Stock Split may not result in a per share trading price that would attract investors who do not trade in lower priced stocks. In addition, although we believe the Reverse Stock Split may enhance the marketability of our Class A Shares to certain potential investors, we cannot assure you that, if implemented, our Class A Shares will be more attractive to investors. Even if we implement the Reverse Stock Split, the per share trading price of our Class A Shares may decrease due to factors unrelated to the Reverse Stock Split, including our future performance. If the Reverse Stock Split is consummated and the per share trading price of our Class A Shares declines, the percentage decline as an absolute number and as a percentage of our overall market capitalization may be greater than would occur in the absence of the Reverse Stock Split.

The proposed Reverse Stock Split may decrease the liquidity of our Class A Shares and result in higher transaction costs. The liquidity of our Class A Shares may be negatively impacted by the Reverse Stock Split, given the reduced number of shares that would be outstanding after the Reverse Stock Split, particularly if the per share trading price does not increase as a result of the Reverse Stock Split. Accordingly, the Reverse Stock Split may not achieve the desired results of increasing marketability of our Class A Shares as described above.

Effective Time

The effective time of the Reverse Stock Split (the "Effective Time"), if approved by stockholders and implemented by Fathom, will be the date and time set forth in the Reverse Stock Split Amendment that is filed with the Delaware Secretary of State. It is expected that such filing will take place promptly following the Annual Meeting, assuming our stockholders approve the Reverse Stock Split Amendment. However, the exact timing of the filing of the Reverse Stock Split Amendment will be determined by our Board based on its evaluation as to when such action will be the most advantageous to the Companyand our stockholders.

If, at any time prior to the filing of the Reverse Stock Split Amendment with the Delaware Secretary of State, notwithstanding stockholder approval, and without further action by the stockholders, the Board, in its sole discretion, determinesthat it is in Fathom’s best interests and the best interests of Fathom’s stockholders to delay the filing of the Reverse Stock Split Amendment or abandon the Reverse Stock Split, the Reverse Stock Split may be delayed or abandoned.

Fractional Shares

The Reverse Stock Split would affect all of our stockholders uniformly and would not affect any stockholder’s percentage ownership interests, except in the case of holders of our Class A Shares to the extent that the Reverse Stock Split results in such stockholders owning a fractional share. We expect that after the amendment to our Charter is filed, Continental, our transfer agent, would aggregate all fractional Class A Shares and arrange for them to be sold at the then-prevailing prices on the open market on behalf of those stockholders who would otherwise be entitled to receive a fractional Class A Share. We expect that the transfer agent would cause the sale to be conducted in an orderly fashion at a reasonable pace and that it may take several days to sell all of the aggregated fractional Class A Shares. After completing the sale, the affected holders of Class A Shares would receive a cash payment from the transfer agent in an amount equal to their pro rata shares of the total net proceeds of these sales. The proceeds would be subject to certain taxes as discussed below. In addition, affected holders of Class A Shares would not be entitled to receive interest for the period of time between the filing of the amendment to the Charter and the date a stockholder receives payment for the cashed-out shares. The payment amount would be paid to the affected stockholder in the form of a check in accordance with the procedures outlined below.

After the reverse stock split, an affected holder of Class A Shares would have no further interest in the Company with respect to such stockholder’s cashed-out fractional Class A Shares. A person otherwise entitled to a fractional interest of a Class A Share would not have any voting, dividend or other rights except to receive payment as described above.

If you believe that you may not hold sufficient Class A Shares at the Effective Time to receive at least one share in the Reverse Stock Split and you want to continue to hold Fathom’s Class A Shares after the Reverse Stock Split, you may do so by either:

•
purchasing a sufficient number of Fathom's Class A Shares prior to the Effective Time; or
•
if you hold Fathom Class A Shares in more than one account, consolidating your accounts;

in each case, so that you hold a number of our Class A Shares in your account prior to the Reverse Stock Split that would entitle you to receive at least one Class A Share in the Reverse Stock Split. Our Class A Shares held in registered form and our Class A Shares held in "street name" (that is, through a broker, bank or other holder of record) for the same stockholder will be considered held in separate accounts and will not be aggregated when effecting the Reverse Stock Split.

In the case of Class B Shares, holders thereof will receive fractional Class B Shares resulting from the Reverse Stock Split, if any, which will be promptly reflected in such holders’ Class B Share accounts with the transfer agent.

Effects of the Reverse Stock Split

General

After the Effective Time of the Reverse Stock Split, if implemented by the Board, each holder of Class A Shares will own a reduced number of Class A Shares and each holder of Class B Shares will own a reduced number Class B Shares (and corresponding New Fathom Units). The principal effect of the Reverse Stock Split will be to proportionately decrease the number of outstanding Class A Shares and Class B Shares (and corresponding New Fathom Units) based on the Reverse Stock Split ratio selected by our Board. In addition, the outstanding number of New Fathom Units held by Fathom will also be so proportionately reduced.

Voting rights and other rights of the holders of our Class A Shares and Class B Shares, as applicable, will not be affected by the Reverse Stock Split, other than as a result of the treatment of fractional shares as described above. For example, a holder of 2% of the voting power of the outstanding Class A Shares or Class B Shares immediately prior to the effectiveness of the Reverse Stock Split will generally continue to hold 2% (assuming there is no impact as a result of the payment of cash in lieu of issuing fractional shares in the case of any fractional Class A Shares) of the voting power of our Class A Shares or Class B Shares after the Reverse Stock Split. The number of stockholders of record will not be affected by the Reverse Stock Split (except to the extent any are cashed out as a result of holding fractional shares). If approved and implemented, the Reverse Stock Split may result in some holders of Class A Shares owning "odd lots" of less than 100 Class A Shares. Odd lot shares may be more difficult to sell, and brokerage commissions and other costs of transactions in odd lots are generally somewhat higher than the costs of transactions in "round lots" of even multiples of 100 shares. Our Board believes, however, that these potential effects are outweighed by the benefits of the Reverse Stock Split.

After the Reverse Stock Split becomes effective, our Class A Shares will still be held of record in more than 30 accounts, and the Company will continue to be subject to the reporting, proxy solicitation, and other rules under the Securities Act of 1934. Since both the Class A Shares and Class B Shares will be involved in the Reverse Stock Split, the relative ownership of the Company between the two classes of stock will not be affected.

Class B Common Stock

The CORE Investors own approximately 95.0% of all outstanding Class B Shares. Our Class B Shares are not publicly traded or listed on an exchange. Where not explicitly explained otherwise above and below, and when applicable, the Class B Shares will receive the same treatment as the Class A Shares in the Reverse Stock Split.

Authorized Shares of Common Stock

If the Reverse Stock Split Proposal is approved by our stockholders and the Reverse Stock Split is effected by the Board, subject to adjustments for any fractional shares, the number of authorized shares of Common Stock would be proportionally reduced by the Final Ratio resulting in a decrease (a) from 300,000,000 authorized shares of Class A Common Stock to between 6,000,000 to 60,000,000 shares of Class A Common Stock, and (b) from 180,000,000 authorized shares of Class B Common Stock to between 3,600,000 to 36,000,000 shares of Class B Common Stock. See below for an illustrative example of the effect on our Class A Common Stock of the Authorized Share Reduction.

Effect on Class A Common Stock of Authorized Share Reduction

The following table contains approximate information, based on share information as of the Record Date, relating to our outstanding Class A Common Stock based on various example ratios from the Ratio Range and information regarding our authorized shares assuming that the Reverse Stock Split and Authorized Share Reduction is approved and implemented:

Status	Number of Shares of Class A Common Stock Authorized	Number of Shares of Class A Common Stock Issued and Outstanding	Number of Shares of Class A Common Stock Reserved for Future Issuance	Number of Shares of Class A Common Stock Authorized but Not Outstanding as Reserved
Pre-Reverse Stock Split	300,000,000	69,690,343	112,760,113	117,549,544
Post-Reverse Stock Split 1:5	60,000,000	13,938,069	22,552,023	23,509,909
Post-Reverse Stock Split 1:25	12,000,000	2,787,614	4,510,405	4,701,982
Post-Reverse Stock Split 1:50	6,000,000	1,393,807	2,255,202	2,350,991

Number of Class A Common Stock Shares	Number of Holders	Percentage of Class (%)
0-24	1	3.32%
25-49	0	0%
50-99	0	0%
100-199	0	0%
Over 200	30	96.77%
Total	31	100%

Effect on Par Value

The Reverse Stock Split Amendment to our Charter will not affect the par value of ourClass A Shares or Class B Shares, which will each remain at $0.0001, respectively.

CUSIP

After the Effective Time of the Reverse Stock Split, if it is implemented, our Class A Shares will be assigned a new Committee on Uniform Securities Identification Procedures (“CUSIP”) number, which is a number used to identify our Class A Shares. Presently, our Class A Shares are uncertificated, and therefore no exchange of stock certificates with the older CUSIP number will be necessary following the Reverse Stock Split.

Regulatory Effects

Our Class A Shares are currently registered under Section 12(b) of the Securities Exchange Act of 1934, or the Exchange Act, and we are subject to the periodic reporting and other requirements of the Exchange Act. The Reverse Stock Split will not affect the registration of our Class A Shares under the Exchange Act or the listing of our Class A Shares on the NYSE. Following the Reverse Stock Split, our Class A Shares will continue to be listed on the NYSE under the symbol "FATH," although it will be considered a new listing with a new CUSIP number.

Reduction In Stated Capital

As a result of the Reverse Stock Split, upon the Effective Time, the stated capital on our balance sheet attributable to our Class A Shares, which consists of the par value per share of our Class A Shares multiplied by the aggregate number of shares of our Class A Shares issued and outstanding, will be reduced in proportion to the size of the Reverse Stock Split, subject to a minor adjustment in respect of the treatment of fractional shares, and the additional paid-in capital account will be credited with the amount by which the stated capital is reduced. The same will be true with respect to the stated capital our Class B Shares (except that any fractional Class B Shares will be issued to the affected holders). Our stockholders' equity, in the aggregate, will remain unchanged following the Reverse Stock Split, if implemented.

Effect on Outstanding Warrants

If the Reverse Stock Split is effected, based upon the Final Ratio proportionate adjustments are generally required to be made to the per share exercise price and the number of Class A Shares issuable upon the exercise of all of our outstanding warrants. This would result in approximately the same aggregate price being required to be paid under such warrants upon exercise, and approximately the same value of Class A Shares being delivered upon such exercise immediately following the Reverse Stock Split as was the case immediately preceding the Reverse Stock Split. The number of shares reserved for issuance pursuant to the warrants will be reduced proportionately based upon the Final Ratio.

Effect on Fathom’s Stock Plans

As of the Record Date, we had approximately 1,925,264 shares subject to stock options, 0 shares of unvested restricted stock and 6,957,369 shares subject to unvested restricted stock units (including performance-based units) outstanding under our stock incentive plans. Under our 2021 Omnibus Incentive Plan (the "2021 Omnibus Plan"), the Compensation Committee has sole discretion to determine the appropriate adjustment to the awards granted under our 2021 Omnibus Plan in the event of a reverse stock split. Accordingly, if the Reverse Stock Split is effected, the number of shares available for issuance under the 2021 Omnibus Plan, as well as the number of shares subject to any outstanding award under the 2021 Omnibus Plan, and the exercise price, grant price or purchase price relating to any such award under the Stock Plans, are expected to be proportionately adjusted by the Compensation Committee to reflect the Reverse Stock Split. The Compensation Committee will also determine the treatment of fractional shares subject to stock options and other outstanding awards under the 2021 Omnibus Plan. In addition, pursuant to the authority provided under the 2021 Omnibus Plan, the Compensation Committee is expected to authorize the Company to effect any other changes necessary, desirable or appropriate to give effect to the Reverse Stock Split, including any applicable technical, conforming changes to our 2021 Omnibus Plan and the ESPP.

For illustrative purposes only, if a 1-for-25 reverse stock split is effected, the 16,058,953 shares that remain available for issuance under the 2021 Omnibus Plan as of the Record Date, are expected to be adjusted to 642,358 shares, subject to increase as and when awards made under the 2021 Omnibus Plan, expire or are forfeited and are returned per the terms of the 2021 Omnibus Plan. Further, for illustrative purposes only, if a 1-for-25 reverse stock split is effected, an outstanding stock option for 10,000 shares of common stock, exercisable at $8.89 per share, would be adjusted as a result of a 1-for-25 split ratio into an option exercisable for 400 shares of common stock at an exercise price of $222.25 per share.

No Going Private Transaction

Notwithstanding the decrease in the number of outstanding shares of our Common Stock following the proposed Reverse Stock Split, our Board does not intend for this transaction to be the first step in a "going private transaction" within the meaning of Rule 13e-3 of the Exchange Act.

Shares Held in Book-Entry and Through a Broker, Bank or Other Holder of Record

If you hold registered Class A Shares in a book-entry form, you do not need to take any action to receive your post-Reverse Stock Split Class A Shares in registered book-entry form or your cash payment in lieu of fractional Class A shares, if applicable. If you are entitled to post-Reverse Stock Split Class A Shares, a transaction statement will automatically be sent to your address of record as soon as practicable after the Effective Time indicating the number of our Class A Shares you hold. In addition, if you are entitled to a payment of cash in lieu of fractional shares, a check will be mailed to you at your registered address as soon as practicable after the Effective Time. By signing and cashing this check, you will warrant that you owned Fathom Class A Shares for which you received a cash payment.

At the Effective Time, we intend to treat stockholders holding Class A Shares in "street name" (that is, through a broker, bank or other holder of record) in the same manner as registered stockholders whose Class A Shares are registered in their names. Brokers, banks or other holders of record will be instructed to effect the Reverse Stock Split for their beneficial holders holding shares of our Class A Shares in "street name"; however, these brokers, banks or other holders of record may apply their own specific procedures for processing the Reverse Stock Split. If you hold your Class A Shares with a broker, bank or other holder of record, and you have any questions in this regard, we encourage you to contact your holder of record.

Vote Required

Under Delaware law, the affirmative vote of the holders of a majority of the shares entitled to vote at the Annual Meeting is required to adopt and approve the Reverse Stock Split Amendment to our Charter to effect the Reverse Stock Split. Because adoption and approval of the Reverse Stock Split Amendment to our Charter to effect the Reverse Stock Split requires a majority of the outstanding shares, an abstention will have the same effect as a vote Against the proposal.

No Appraisal or Dissenters’ Rights

Under the DGCL, our stockholders are not entitled to dissenter's rights or appraisal rights with respect to the Reverse Stock Split described in this proposal and we will not independently provide our stockholders with any such rights.

Interests of Directors and Executive Officers

Certain of our officers and directors have an interest in this proposal as a result of their beneficial ownership of shares of our Common Stock. However, we do not believe that our officers or directors have interests in this proposal that are different than or greater than those of any of our other stockholders.

Certain U.S. Federal Income Tax Consequences of the Reverse Stock Split

The following discussion is a general summary of certain U.S. federal income tax consequences of the Reverse Stock Split that may be relevant to holders of our Class A Shares that hold such stock as a capital asset for U.S. federal income tax purposes (generally, property held for investment). This summary is based upon the provisions of the Internal Revenue Code of 1986, as amended (the "Code"), Treasury regulations promulgated thereunder, administrative rulings and judicial decisions as of the date hereof, all of which may change, possibly with retroactive effect, resulting in U.S. federal income tax consequences that may differ from those discussed below.

This discussion applies only to holders that are U.S. Holders (as defined below) and does not address all aspects of federal income taxation that may be relevant to such holders in light of their particular circumstances or to holders that may be subject to special tax rules, including: (i) holders subject to the alternative minimum tax; (ii) banks, insurance companies, or other financial institutions; (iii) tax-exempt organizations; (iv) dealers in securities or commodities; (v) regulated investment companies or real estate investment trusts; (vi) partnerships (or other flow-through entities for U.S. federal income tax purposes and their partners or members); (vii) traders in securities that elect to use a mark-to-market method of accounting for their securities holdings; (viii) U.S. Holders (as defined below) whose "functional currency" is not the U.S. dollar; (ix) persons holding our Class A Shares as a position in a hedging transaction, "straddle," "conversion transaction" or other risk reduction transaction; (x) persons who acquire our Class A Shares in connection with employment or other performance of services; or (xi) U.S. expatriates. If a partnership (including any entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds shares of our Class A Shares, the tax treatment of a holder that is a partner in the partnership generally will depend upon the status of the partner and the activities of the partnership.

We have not sought, and will not seek, an opinion of counsel or a ruling from the Internal Revenue Service ("IRS") regarding the U.S. federal income tax consequences of the Reverse Stock Split and there can be no assurance that the IRS will not challenge the statements and conclusions set forth below or a court would not sustain any such challenge. The following summary does not address any U.S. state or local or any foreign tax consequences, any estate, gift or other non-U.S. federal income tax consequences, or the Medicare tax on net investment income.

EACH HOLDER OF COMMON STOCK SHOULD CONSULT SUCH HOLDER'S TAX ADVISOR WITH RESPECT TO THE PARTICULAR TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT TO SUCH HOLDER.

For purposes of the discussion below, a "U.S. Holder" is a beneficial owner of our Class A or Class B Shares thatfor U.S. federal income tax purposes is: (1) an individual citizen or resident of the United States; (2) a corporation (including any entity taxable as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state or political subdivision thereof; (3) an estate the income of which is subject to U.S. federal income taxation regardless of its source;or (4) a trust, if (i) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (ii) the trust has a valid election in effect to be treated as a U.S. person.

The Reverse Stock Split is intended to be treated as a "recapitalization" for U.S. federal income tax purposes. As a result, a U.S. Holder generally should not recognize gain or loss upon the Reverse Stock Split, except with respect to cash received in lieu of a fractional Class A Share and/or Class B Share, as discussed below. A U.S. Holder's aggregate tax basis in our Class A Shares and/or Class B shares received pursuant to the

Reverse Stock Split should equal the aggregate tax basis of our Class A Shares and/or Class B Shares surrendered (excluding any portion of such basis that is allocated to any fractional Class A Share and/or Class B Share), and such U.S. Holder's holding period in our Class A Shares and/or Class B Shares received should include the holding period in the our Class A Shares and/or Class B Shares surrendered. Treasury regulations promulgated under the Code provide detailed rules for allocating the tax basis and holding period of our Class A Shares and/or Class B Shares surrendered to our Class A Shares and/or Class B Shares received pursuant to the Reverse Stock Split. Holders of our Class A Shares and/or Class B Shares acquired on different dates and at different prices should consult their tax advisors regarding the allocation of the tax basis and holding period of such shares.

A U.S. Holder that receives cash in lieu of a fractional Class A Share and/or Class B Share pursuant to the Reverse Stock Split should recognize capital gain or loss in an amount equal to the difference between the amount of cash received and the U.S. Holder's tax basis in our Class A Shares and/or Class B Shares surrendered that is allocated to such fractional share. Such capital gain or loss should be long term capital gain or loss if the U.S. Holder's holding period for our Class A Shares and/or Class B Shares surrendered exceeded one year at the Effective Time.

The CORE Investors beneficially own Class A Shares and Class B Shares representing approximately 62.9% of the voting power of the Company’s outstanding capital stock. As a result, the CORE Investors have the power to approve this Proposal 4. The CORE Investors have indicated that they intend to vote FOR Proposal 4 at the Annual Meeting.

Relationship Between Proposals 3 and 4

The proposed amendments to the Company’s Charter described in Proposals 3 and 4 are being presented separately for approval by our stockholders, and the approval or rejection of either of the proposals will not affect the other proposal.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE REVERSE STOCK SPLIT CHARTER AMENDMENT DETAILED IN THIS PROXY STATEMENT

STOCKHOLDER NOMINATIONS AND PROPOSALS FOR THE 2023 ANNUAL MEETING

Stockholders may present proper nominations of candidates for director or other proposals for inclusion in the Company’s proxy statement and proxy card for consideration at the 2024 Annual Meeting of Stockholders by submitting such nominations or proposals in writing to the Secretary of the Company in a timely manner, calculated in the manner provided in Rule 14a-8(e) of the Exchange Act, applicable state law and the Organizational Documents.

Deadlines for Submitting Stockholder Proposals for Inclusion in the Company’s Proxy Statement and Proxy Card

To be considered timely under Rule 14a-8(e) of the Exchange Act for inclusion in the Company’s proxy statement and proxy card for a regularly scheduled annual meeting, a stockholder’s proposal must be received at the Company’s principal executive offices not less than 120 calendar days before the anniversary of the date the Company’s proxy statement was released to stockholders for the previous year’s annual meeting. Accordingly, a stockholder’s proposal must be received no later than January 26, 2024 in order to be included in the Company’s proxy statement and proxy card for the 2024 Annual Meeting.

Deadlines for Submitting Notice of Stockholder Proposals for Consideration at the Company’s Annual Meeting

In order to timely submit notice of a stockholder’s nomination of a candidate for director or other proposal for consideration at the 2024 Annual Meeting, under our Bylaws, the stockholder must deliver such proposal not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the Annual Meeting is advanced by more than 30 days, or delayed by more than 30 days, from the anniversary date of the previous year’s meeting, or if no annual meeting was held in the preceding year, notice by the stockholder must be delivered by the later of the tenth day following the day of the public announcement of the date of the annual meeting is first made and the date which is ninety (90) days prior to the date of the annual meeting. Accordingly, a stockholder’s nomination of a candidate for director or other proposal must be received no earlier than March 13, 2024 and no later than the close of business on April 12, 2024 in order to be considered at the 2024 Annual Meeting. In order to be considered timely, such notice shall be delivered to the Secretary at the principal executive office of the Company and shall set forth all information required under Section 2.12 of Article II of our Bylaws.

ANNUAL REPORT AVAILABLE

A copy of the Company’s Annual Report on Form 10-K for the year ended December 31, 2022, as amended, containing audited financial statements accompanies this proxy statement.

Along with this proxy statement, the Company will provide to each stockholder a copy (without exhibits, unless otherwise requested) of its Annual Report on Form 10-K, as amended, required to be filed with the SEC for the year ended December 31, 2022, free of charge upon written or oral request to the Investor Relations Department at Fathom Digital Manufacturing Corporation, 1050 Walnut Ridge Drive, Hartland,

Wisconsin, Telephone: (262) 367-8254. Copies of these documents may also be accessed electronically by means of the SEC’s home page on the Internet at www.sec.gov.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement and annual report addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year a number of brokers with account holders who are the Company’s stockholders will be “householding” the Company’s proxy materials. A single proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. If you have received notice from your broker that it will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. We will promptly deliver a separate copy of these documents to you upon written or oral request to the Company’s Investor Relations Department at Fathom Digital Manufacturing Corporation, telephone: (262) 563-5575. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement and annual report, please notify your broker. Stockholders who currently receive multiple copies of the proxy statement and annual report at their addresses and would like to request “householding” of their communications should contact their brokers.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on July 11, 2023:

The Notice of Annual Meeting, Proxy Statement and Annual Report on Form 10-K for the year ended December 31, 2022, as amended, are available at www.proxyvote.com.

COST OF PROXY STATEMENT

We will bear the cost of the solicitation of proxies on behalf of the Board. In addition to the use of the mail, proxies may be solicited by us personally, by telephone, or by similar means. None of our directors, officers, or employees will be specifically compensated for those activities. We do not expect to pay any compensation for the solicitation of proxies. However, we will reimburse brokerage firms, custodians, nominees, fiduciaries, and other persons holding our shares in their names, or in the names of nominees, at approved rates for their reasonable expenses in forwarding proxy materials to beneficial owners of securities held of record by them and obtaining their proxies.

OTHER MATTERS

Interest of Certain Persons in Matters to be Acted Upon

Other than for any interest arising from (i) the ownership of our common stock or (ii) any nominee’s election to office, we are not aware of any substantial interest of any director, executive officer, nominee for election as a director or associate of any of the foregoing in any matter to be acted upon at the Meeting.

Other Matters to be Presented for Action at the Meeting

The Board is not aware of any other matters to be presented at the Annual Meeting. Should any other matter requiring a vote of stockholders properly arise, it is the intention of the persons named in the proxy to vote in accordance with their discretion on such matters.

You are cordially invited to attend the Annual Meeting electronically at www.virtualshareholdermeeting.com/FATH2023. Whether or not you plan to attend the Annual Meeting, you are requested to promptly fill out, sign, date and mail the enclosed proxy card or authorize your proxy by telephone or through the Internet as soon as possible. The Annual Meeting will be held in a virtual meeting format only. You will not be able to attend the Annual Meeting physically. To be admitted to the Annual Meeting at www.virtualshareholdermeeting.com/FATH2023, you must enter the 16-digit control number found on your proxy card, voting instruction form or notice you will receive. You may vote during the Annual Meeting by following the instructions available on the meeting website during the meeting.

By Order of the Board of Directors,

TJ Chung
Chairman of the Board

Hartland, Wisconsin
May 25, 2023

ANNEX A

PROPOSED FORM OF CERTIFICATE OF AMENDMENT TO THE
CERTIFICATE OF INCORPORATION OF FATHOM DIGITAL MANUFACTURING CORPORATION

Pursuant to the General
Corporation Law of the State of Delaware

[•], 2023

Fathom Digital Manufacturing Corporation, a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), DOES HEREBY CERTIFY AS FOLLOWS:

1. The name of the Corporation is “Fathom Digital Manufacturing Corporation.” The original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on December 23, 2021 (the “Certificate”).

2. That the Board of Directors of the Corporation has duly adopted resolutions pursuant to Section 242 of the General Corporation Law of the State of Delaware setting forth an amendment to the existing Certificate, in the form set forth below (the "Amendment"), declaring the Amendment to be advisable and calling for consideration of said Amendment by the stockholders of the Corporation.

3. The text of Article Six of the Certificate is hereby amended and restated to read in full as follows:

Limitation of Director and Officer Liability.

(a)
To the fullest extent permitted by the DGCL as it now exists or may hereafter be amended (but, in the case of any such amendment, only to the extent such amendment permits the Corporation to provide broader exculpation than permitted prior thereto), no director or officer of the Corporation shall be liable to the Corporation or its stockholders for monetary damages arising from a breach of fiduciary duty as a director or officer.
(b)
Any amendment, repeal or modification of the foregoing paragraph shall not adversely affect any right or protection of a director or officer of the Corporation existing at the time of such amendment, repeal or modification with respect to any act, omission or other matter occurring prior to such amendment, repeal or modification.

4. That the requisite stockholders of the Corporation have duly approved said Amendment in accordance with the Certificate and Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, Fathom Digital Manufacturing Corporation has caused this Certificate of Amendment to the Certificate of Incorporation to be duly executed in its name and on its behalf by an authorized officer as of the date first set above.

Fathom Digital Manufacturing Corporation

By:
Name: Ryan Martin Title: Chief Executive Officer

A-1

ANNEX B
PROPOSED FORM OF CERTIFICATE OF AMENDMENT TO THE
CERTIFICATE OF INCORPORATION OF FATHOM DIGITAL MANUFACTURING CORPORATION

Pursuant to the General
Corporation Law of the State of Delaware

[•], 2023

Fathom Digital Manufacturing Corporation, a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), DOES HEREBY CERTIFY AS FOLLOWS:

1. The name of the Corporation is “Fathom Digital Manufacturing Corporation.” The original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on December 23, 2021 (the “Certificate”).

2. That the Board of Directors of the Corporation has duly adopted resolutions pursuant to Section 242 of the General Corporation Law of the State of Delaware setting forth an amendment to the existing Certificate, in the form set forth below (the "Amendment"), declaring the Amendment to be advisable and calling for consideration of said Amendment by the stockholders of the Corporation.

3. The text of Article IV of the Certificate is hereby amended and restated to read in full as follows:

“Section 1. Authorized Shares. The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is [-] shares, consisting of the following:

1. 10,000,000 shares of Preferred Stock, par value $0.0001 per share (the “Preferred Stock”);

2. [-] shares of Class A Common Stock, par value $0.0001 per share (the “Class A Common Stock”); and

3. [-] shares of Class B Common Stock, par value $0.0001 per share (the “Class B Common Stock” and, together with the Class A Common Stock, the “Common Stock”).

The Preferred Stock and the Common Stock shall have the designations, rights, powers and preferences and the qualifications, restrictions and limitations thereof, if any, set forth below. The number of authorized shares of Class A Common Stock, Class B Common Stock or Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the approval of the Board of Directors of the Corporation (the “Board of Directors”) and by the affirmative vote of the holders of a majority in voting power of the then-outstanding shares of capital stock of the Corporation entitled to vote generally in an election of directors, and no vote of the holders of any of Class A Common Stock, Class B Common Stock or Preferred Stock voting separately as a class shall be required therefor, regardless of the provisions of Section 242(b)(2) of the DGCL (or any successor provisions thereto). No stockholder shall, by reason of the holding of shares of any class or series of capital stock of the Corporation, have any preemptive or preferential right to acquire or subscribe for any shares or securities of any class or series, whether now or hereafter authorized, which may at any time be issued, sold or offered for sale by the Corporation, unless specifically provided for in a Preferred Stock Designation (as hereinafter defined). The Corporation has the authority to create and issue rights, warrants and options entitling the holders thereof to acquire from the Corporation any shares of its capital stock of any class or classes, with such rights, warrants and options to be evidenced by or in instrument(s) approved by the Board of Directors. The Board of Directors is empowered to set the exercise price, duration, times for exercise and other terms and conditions of such rights, warrants or options. Notwithstanding the foregoing, the consideration to be received for any shares of capital stock issuable upon exercise thereof may not be less than the par value thereof. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of capital stock a number of shares of the class of capital stock issuable pursuant to any such rights, warrants and options outstanding from time to time.

Section 2. Preferred Stock. The Board of Directors is authorized, subject to limitations prescribed by law, to provide, by resolution or resolutions for the issuance of shares of Preferred Stock in one or more series, and with respect to each series, to establish the number of shares to be included in each such series, and to fix the voting powers (if any), designations, powers, preferences, and relative, participating, optional or other special rights, if any, of the shares of each such series, and any qualifications, restrictions or limitations thereof, as are stated and expressed herein and in the resolution or resolutions providing for the issue of such class or series adopted by the Board of Directors and included in a certificate or certificates of designation (each, a “Preferred Stock Designation”). The powers (including voting powers), preferences, and relative, participating, optional and other special rights of each series of Preferred Stock and the qualifications, restrictions or limitations thereof, if any, may differ from those of any and all other series at any time outstanding. Except as otherwise required by law, holders of a series of Preferred Stock, as such, shall be entitled only to such voting rights, if any, as shall expressly be granted thereto by this Certificate of Incorporation (including any Preferred Stock Designation relating to such series).

Section 3. Common Stock.

(a) Except as otherwise provided by the DGCL or this Certificate of Incorporation (as it may be amended, the “Certificate of Incorporation”), and subject to the rights of holders of any series of Preferred Stock, all of the voting power of the stockholders of the Corporation shall be vested in the holders of the Common Stock. Each share of Common Stock shall entitle the holder thereof to one vote for each share held by such holder on all matters voted upon by the stockholders of the Corporation; provided, however, that, except as otherwise required by law, holders of Common Stock, as such, shall not be entitled to vote on any amendment to this Certificate of Incorporation (including any Preferred Stock Designation relating to any series of Preferred Stock) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to this Certificate of Incorporation (including any Preferred Stock Designation relating to any series of Preferred Stock) or pursuant to the DGCL.

(b) Except as otherwise required by law or expressly provided in this Certificate of Incorporation, each share of Common Stock shall have the same powers, rights and privileges and shall rank equally, share ratably and be identical in all respects as to all matters.

(c) Subject to the rights of the holders of Preferred Stock and to the other provisions of applicable law and this Certificate of Incorporation, the holders of shares of Class A Common Stock shall be entitled to receive ratably in proportion to the number of shares of Class A Common Stock held by them such dividends and distributions (payable in cash, stock or otherwise), if any, as may be declared thereon by the Board of Directors at any time and from time to time out of any funds of the Corporation legally available therefor. There will be no disparate consideration or treatment with respect to dividends and distributions, if any, declared or payable in respect of each share of the Class A Common Stock, on the one hand, and a Class A Unit (as defined in the LLC Agreement (as hereinafter defined)), on the other hand. Dividends and other distributions shall not be declared or paid on the Class B Common Stock unless (i) the dividend consists of shares of Class B Common Stock or of rights, options, warrants or other securities convertible or exercisable into or exchangeable for shares of Class B Common Stock paid proportionally with respect to each outstanding share of Class B Common Stock and (ii) a dividend consisting of shares of Class A Common Stock or of rights, options, warrants or other securities convertible or exercisable into or exchangeable for shares of Class A Common Stock (to the extent a similar or contemporaneous dividend or distribution is not paid on the Class A Units) on equivalent terms is simultaneously paid to the holders of Class A Common Stock. If dividends are declared on the Class A Common Stock or the Class B Common Stock that are payable in shares of Common Stock, or securities convertible into, or exercisable or exchangeable for Common Stock, the dividends payable to the holders of Class A Common Stock shall be paid only in shares of Class A Common Stock (or securities convertible into, or exercisable or exchangeable for Class A Common Stock) and the dividends payable to the holders of Class B Common Stock shall be paid only in shares of Class B Common Stock (or securities convertible into, or exercisable or exchangeable for Class B Common Stock), and such dividends shall be paid in the same number of shares (or fraction thereof) on a per share basis of the Class A Common Stock and Class B Common Stock, respectively (or securities convertible into, or exercisable or exchangeable for the same number of shares (or fraction thereof) on a per share basis of the Class A Common Stock and Class B Common Stock, respectively).

(d) In the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, after distribution in full of the preferential amounts, if any, to be distributed to the holders of shares of Preferred Stock or any series thereof, the holders of shares of Class A Common Stock shall be entitled to receive all of the remaining assets of the Corporation available for distribution to its stockholders, ratably in proportion to the number of shares of Class A Common Stock held by them. The holders of shares of Class B Common Stock, as such, shall not be entitled to receive any assets of the Corporation in the event of any voluntary or involuntary liquidation, dissolution or winding-up of the affairs of the Corporation. A dissolution, liquidation or winding-up of the Corporation, as such terms are used in this paragraph (d), shall not be deemed to be occasioned by or to include any consolidation or merger of the Corporation with or into any other corporation or corporations or other entity or a sale, lease, exchange or conveyance of all or a part of the assets of the Corporation; provided, that notwithstanding anything to the contrary herein, in the event of any such merger, sale, lease, exchange or conveyance, or any other similar transaction or recapitalization, the holders of shares of Class B Common Stock shall not be entitled to any consideration in connection therewith other than the right to receive securities with equivalent terms and conditions as the Class B Common Stock, and the consideration payable in respect of a share of Class A Common Stock shall equal the consideration payable in respect of a Class A Unit.

(e) Shares of Class B Common Stock shall be redeemable for shares of Class A Common Stock on the terms and subject to the conditions set forth in the Second Amended and Restated Limited Liability Company Agreement of Fathom Holdco, LLC, dated as of December 23, 2021, as it may be amended from time to time in accordance with its terms (the “LLC Agreement”). The Corporation will at all times reserve and keep available out of its authorized but unissued shares of Class A Common Stock, solely for the purpose of issuance upon redemption of the outstanding shares of Class B Common Stock for Class A Common Stock pursuant to the LLC Agreement, such number of shares of Class A Common Stock that shall be issuable upon any such redemption pursuant to the LLC Agreement; provided that nothing contained herein shall be construed to preclude the Corporation from satisfying its or its affiliates’ obligations in respect of any such redemption of shares of Class B Common Stock pursuant to the LLC Agreement by delivering (either directly or indirectly through an affiliate) to the holder of shares of Class B Common Stock upon such redemption, in lieu of newly issued shares of Class A Common Stock, cash in the amount permitted by and provided in the LLC Agreement or shares of Class A Common Stock which are held in the treasury of the Corporation. All shares of Class A Common Stock that may be issued upon any such redemption shall, upon issuance in accordance with the LLC Agreement, be validly issued, fully paid and non-assessable. All shares of Class B Common Stock redeemed shall not be disposed of out of treasury or otherwise reissued and shall be cancelled.

(f) No Transfer of any shares of Common Stock or shares of Preferred Stock may be made, except in compliance with the Investor Rights Agreement (as hereinafter defined) and applicable federal and state securities laws. No Transfer of shares of Class B Common Stock may be made, unless such transferor also Transfers an equal number of applicable Class A Units to the applicable transferee in accordance with the terms and conditions of the LLC Agreement. The Corporation may place customary restrictive legends on the certificates or book entries representing the shares of Common Stock and, if applicable, the shares of Preferred Stock subject to this Section 3(f) and remove such restrictive legends at the time the applicable restrictions under this Section 3(f) are no longer applicable to the shares of Common Stock or shares of Preferred Stock represented by such certificates or book entries. To the extent shares of Common Stock and, if applicable, shares of Preferred Stock subject to this Section 3(f) are uncertificated, the Corporation shall give notice of the restrictions set forth in this Section 3(f) in accordance with the DGCL. For purposes of this Certificate of Incorporation, “Transfer” has the meaning set forth in the Investor Rights Agreement.”

Upon the filing and effectiveness (the “Effective Time”) pursuant to the Delaware General Corporation Law of this Certificate of Amendment of the Certificate, each [•] ([•]) shares of the Corporation’s common stock either issued and outstanding or held by the Corporation in treasury stock immediately prior to the Effective Time shall, automatically and without any action on the part of the respective holders thereof, be combined and converted into one (1) validly issued, fully-paid and non-assessable share of common stock and shall represent one (1) share of the Corporation’s common stock from and after the Effective Time (the “Reverse Stock Split”).

No fractional shares of the Class A Common Stock shall be issued in connection with the Reverse Stock Split. In lieu thereof, the transfer agent, as agent for the holders of Class A Common Stock, will aggregate all fractional shares otherwise issuable to the holders of record of shares of Class A Common Stock resulting from the Reverse Stock Split and arrange for the sale of all fractional interests as soon as practicable after the Effective Time on the basis of the prevailing per share market prices of the Class A Common Stock at the time of the sale. After such sale, the transfer agent will pay to such holders of record their pro rata share of the total net proceeds derived from the sale of the fractional interests of Class A Common Stock. Holders of record of Class B Common Stock will receive fractional shares of Class B Common Stock resulting from the Reverse Stock Split, if any, which will be reflected in their respective Class B Common Stock accounts maintained by the transfer agent.

4. That the requisite stockholders of the Corporation have duly approved said Amendment in accordance with the Certificate and Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, Fathom Digital Manufacturing Corporation has caused this Certificate of Amendment to the Certificate of Incorporation to be duly executed in its name and on its behalf by an authorized officer as of the date first set above.

Fathom Digital Manufacturing Corporation

By:
Name: Ryan Martin Title: Chief Executive Officer